UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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UNITED INSURANCE HOLDINGS CORP.
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UNITED INSURANCE HOLDINGS CORP.
800 2nd Avenue S.
St. Petersburg, FL 33701

April 3, 2020

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of United Insurance Holdings Corp. ("UPC Insurance", the "Company", "us", "our", and "we"), which will be held online at www.proxydocs.com/UIHC at 1:00 p.m. Eastern Time on Tuesday, May 5, 2020 via live audio webcast. Due to the increasing public health impact of the novel coronavirus (COVID-19) pandemic and out of an abundance of caution to support the health and well-being of our employees and stockholders, there will be no physical meeting location. The meeting will only be conducted via a live webcast. Even though our meeting is being held virtually, stockholders will still have the ability to participate in, hear and ask questions during our meeting.

Important information about the matters to be acted upon at the meeting is included in the accompanying notice and proxy statement. Our 2019 annual report, which we are sending to you along with the proxy statement, contains information about us and our performance.

Kind regards,

/s/ John L. Forney
John L. Forney, CFA
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 5, 2020

WE HEREBY GIVE NOTICE that the 2020 Annual Meeting of Stockholders ("Annual Meeting") of United Insurance Holdings Corp. will be held online at www.proxydocs.com/UIHC at 1:00 p.m., Eastern Time, on Tuesday, May 5, 2020, via live audio webcast, for the following purposes:

1.
To elect Alec L. Poitevint, II, Kern M. Davis, M.D., William H. Hood, III, Sherrill W. Hudson, and Patrick F. Maroney to serve as Class B directors of our Board of Directors until our 2022 annual meeting of stockholders;

2.	To approve the United Insurance Holdings Corp. 2020 Omnibus Incentive Plan;

3.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Our Board of Directors ("Board") recommends that our stockholders vote FOR the election of each of the Class B director nominees named above, FOR the adoption of the United Insurance Holdings Corp. 2020 Omnibus Incentive Plan and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

Holders of shares of our common stock at the close of business on March 9, 2020 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement that may take place. A list of stockholders entitled to vote at the meeting will be made available for the examination of any stockholder for any purpose germane to the meeting for ten days prior to the Annual Meeting by email request to InvestorRelations@upcinsurance.com.

We cordially invite you to attend the Annual Meeting. In order to attend the meeting online, you must register in advance at www.proxydocs.com/UIHC prior to the deadline of 5:00 p.m. Eastern Time, on Friday May 1, 2020. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you access to the meeting and will also permit you to submit questions during the meeting and in advance. Please be sure to follow instructions found on your proxy card and subsequent instructions that will be delivered to you via email. You will be able to listen, vote, and submit questions from any remote location that has Internet connectivity.

Your vote is extremely important. We appreciate you taking the time to vote promptly. After reading the accompanying proxy statement, please vote at your earliest convenience by Internet or by mailing your completed proxy card. Instructions regarding the voting methods are described in the accompanying proxy statement.

Dated:	April 3, 2020	By order of the Board,
/s/ Brad S. Kalter
Corporate Secretary
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 5, 2020.
To access our Proxy Statement for the 2020 Annual Meeting of
Stockholders and our 2019 Annual Report, please visit
http://www.proxydocs.com/UIHC

UNITED INSURANCE HOLDINGS CORP.
PROXY STATEMENT FOR 2020 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

CONCERNING THE ANNUAL MEETING AND VOTING

You are invited to attend UPC Insurance's Annual Meeting. This proxy statement ("Proxy Statement") contains information about the Annual Meeting, including meeting logistics, matters up for vote, how to vote, and answers to other frequently asked questions. The Notice of Annual Meeting of Stockholders, this Proxy Statement, the accompanying proxy card, and our 2019 Annual Report, are first being mailed to stockholders on or about April 4, 2020.

MEETING INFORMATION	AGENDA
DATE	Elect the 5 Class B director nominees named in this Proxy Statement
May 5, 2020
Your Board recommends a vote FOR each Class B director nominee

TIME	read more on page 5
1:00 p.m. Eastern Time
Approve the United Insurance Holdings Corp. 2020 Omnibus Incentive Plan

LOCATION	Your Board recommends a vote FOR this proposal
Virtually via live webcast at	read more on page 15
www.proxydocs.com/UIHC
Ratify the appointment of Deloitte & Touche LLP (Deloitte) as our independent registered public accounting firm for fiscal 2020
ATTENDING THE WEBCAST	Your Board and Audit Committee recommend a vote FOR this proposal
To attend our virtual Annual Meeting and vote during the live webcast, please follow the instructions described in this Proxy Statement in the section entitled Attendance.	read more on page 26

CONTACTING THE COMPANY
Unless otherwise noted in the Proxy Statement, requests for documents and/or information, submissions of proposals or nominations, proxy revocations or other official communications should be submitted in writing to the following address:
United Insurance Holdings Corp. 800 2nd Avenue S. St. Petersburg, Florida 33701 Attention: Corporate Secretary

VIRTUAL ANNUAL MEETING FAQs
Why is the Annual Meeting being held in virtual-only format?
Due to the increasing public health impact of the novel coronavirus (COVID-19) pandemic and out of an abundance of caution to support the health and well-being of our employees and stockholders, our Board has determined that it is prudent that this year's Annual Meeting be held in virtual-only format via live audio webcast. Hosting this year's Annual Meeting in virtual-only format provides easy access for stockholders and facilitates participation without the need to travel, since stockholders can participate from any location around the world.

May stockholders ask questions at the virtual Annual Meeting?
Yes. As part of the Annual Meeting, we will hold a live question and answer session, during which we intend to answer all questions submitted during the meeting that are pertinent to the Company and the meeting matters, in accordance with the Annual Meeting's Rules of Conduct, as time permits. Instructions for submitting questions during the meeting and in advance will be provided by email to stockholders upon registration.
What if I have technical difficulties or trouble accessing the virtual Annual Meeting?
Beginning 15 minutes prior to the start of and during the meeting, we will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the meeting or during the meeting time, please call the phone number provided upon registration.
VOTING FAQs
Who is soliciting my proxy?
Our Board is soliciting the proxy accompanying this Proxy Statement. We will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy card, and any additional information we furnish to our stockholders. We may solicit proxies through the mail, or our directors, executive officers, and other employees may solicit proxies in person or by telephone. We will not pay any additional compensation to our directors, executive officers, or other employees for their services with regard to proxy solicitation. We will also request brokers, banks, and other holders of record to forward proxy materials, at our expense, to the beneficial owners of our shares.
Who can vote?
Our Board has fixed the record date for the determination of stockholders entitled to notice of, and to vote at, our Annual Meeting as the close of business on March 9, 2020 (the "Record Date"). As of the Record Date, there were 43,027,622 shares of our common stock outstanding and entitled to vote. Each share of our common stock is entitled to one vote on each of the matters to be voted on at the Annual Meeting.
How do I vote?
If you are a stockholder of record, you may vote as follows:

•	By Internet: You may vote via the Internet, by following the instructions on your proxy card. The proxyholders appointed by the Board will vote your shares in accordance with your instructions.

•
By mail: You may vote by mail by marking, dating and signing your proxy card and returning it in the pre-paid envelope provided. The proxyholders appointed by the Board will vote your shares in accordance with your instructions.

•
During the virtual Annual Meeting: Register no later than 5:00 p.m. Eastern Time on May 1, 2020 at www.proxydocs.com/UIHC to vote during the Annual Meeting. Please note that even if you plan to attend the virtual Annual Meeting, we encourage you to submit a proxy in advance to ensure your shares are represented.

If you hold your shares beneficially in “street name,” through a broker, bank, or other nominee, you may vote by following the instructions provided with the proxy materials. If you are a beneficial holder, the registration process will instruct you on how to access a legal proxy if you want to be able to vote during the Annual Meeting.
Can I revoke my proxy?
If you are a stockholder of record, you may revoke your proxy at any time before the vote at our Annual Meeting by submitting written notice as described above under Contacting the Company, by delivering a proxy bearing a later date prior to the Annual Meeting or by attending the Annual Meeting and voting via the live webcast. If you hold your shares in street name, you must follow the instructions provided by your broker, bank, or other nominee to revoke your proxy.
How many votes must be present to hold the Annual Meeting?
The presence of the holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting, present via live webcast or represented by proxy, is necessary to constitute a quorum. Abstentions and “broker non-votes” are counted as present and entitled to vote for the purpose of determining whether a quorum is present. A “broker non-vote” occurs when a broker, bank or other nominee, holding shares for a beneficial owner, does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. If their clients do not provide voting instructions, brokers may not vote on behalf of their clients with respect to: (i) the election of directors (Proposal One) and (ii) the approval of the 2020 Omnibus Incentive Plan (Proposal Two). Brokers have discretionary voting power with respect to the ratification of the appointment of Deloitte as our independent registered accounting firm for the fiscal year ending December 31, 2020 (Proposal Three).
What is the required vote for each proposal?
Proposal One (Election of Directors): The nominees for Class B directors named in this Proxy Statement will be elected by a majority of the votes cast with respect to such director nominee's election. In 2019, the Company amended and restated its by-laws (the "By-Laws") to, among other things, provide for the election of directors by a majority of the votes cast, except in the case of contested elections. A "majority of votes cast" means that the number of shares voted "for" a director nominee must exceed the number of votes cast "against" that director nominee's election. Abstentions will not affect the outcome of the vote on Proposal One. Your broker is not permitted to vote your shares on this matter if no instructions are received from you, and broker non-votes will have no effect on the outcome of Proposal One.
Proposal Two (Approval of the 2020 Omnibus Incentive Plan): Our Second Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") provides that the holders of a majority of common stock present via live webcast or represented by proxy, and entitled to vote at the Annual Meeting, may ratify any act submitted to the stockholders for ratification. Accordingly, the 2020 Omnibus Incentive Plan will be approved if the number of "for" votes cast on Proposal Two exceeds the number of "against" and "abstain" votes. Abstentions will be included in the calculation of the number of shares represented and entitled to vote at the Annual Meeting and will therefore count as votes against Proposal Two. Your broker is not permitted to vote your shares on this matter if no instructions are received from you, and broker non-votes will have no effect on the outcome of Proposal Two.
Proposal Three (Ratification of the Appointment of our Independent Registered Public Accounting Firm): The appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2020 will be ratified if approved by the holders of a majority of common stock present via live webcast or represented by proxy, and entitled to vote at the Annual Meeting. Accordingly, Proposal Three will be approved if the number of “for” votes cast on Proposal Three exceeds the number of “against” and “abstain” votes. Abstentions will be included in the calculation of the number of shares represented and entitled to vote at the Annual Meeting and will therefore count as votes against the ratification of the appointment of Deloitte. Brokers will have discretionary authority to vote on Proposal Three.
Even if stockholders ratify the appointment of Deloitte, our Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the Company’s best interest and, thus, in our stockholders’ best interest.
What is the Board’s voting recommendation?
The Board recommends a vote FOR the election of each of the Class B director nominees named in this Proxy Statement (Proposal One), FOR the approval of the 2020 Omnibus Incentive Plan (Proposal Two) and FOR the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for fiscal 2020 (Proposal Three).
Are there any other matters to be presented at the Annual Meeting?

The Company does not know of any other matter to be raised at the Annual Meeting. If any other matters are properly presented at the Annual Meeting for consideration and you authorize a proxy to vote your shares, the persons named in the proxy will have the discretion to vote on those matters for you in accordance with their best judgment.
What happens if I sign and return a blank proxy card or voting instruction card?
If you are a stockholder of record and you properly mark, date, sign, and return a proxy card or use Internet voting procedures, as applicable, to authorize the named proxies to vote your shares, and your proxy card or other proxy authorization is received by the Company in time to be voted at the Annual Meeting, it will be voted as specified, unless it is properly revoked prior to the Annual Meeting.
If you are a stockholder of record and you date, sign and return a proxy card without giving specific voting instructions, your shares will be voted:

•	“FOR” the election of each of the five Class B director nominees named in this Proxy Statement;

•	"FOR" the approval of the 2020 Omnibus Incentive Plan; and

•	"FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm for fiscal 2020.
If you hold your shares in street name via a broker, bank, or other nominee and do not provide the broker, bank, or other nominee with voting instructions (including by dating, signing and returning a blank voting instruction card), your shares:

•	Will be voted in accordance with the broker’s discretion on “routine” matters, which includes only Proposal Three; and

•	Will not be counted in connection with Proposal One or Proposal Two.
INSPECTOR OF ELECTIONS AND STOCKHOLDER LIST
We have appointed an Inspector of Elections for our Annual Meeting who will tabulate all of the votes at our Annual Meeting. For a period of ten (10) days prior to the Annual Meeting, any stockholder may send a request via email to InvestorRelations@upcinsurance.com to examine a list of our stockholders of record entitled to vote at our Annual Meeting for any purpose germane to the meeting.

ATTENDANCE
All stockholders as of the close of business on the Record Date, or their duly appointed proxy holders, may attend our virtual Annual Meeting.

In order to attend and vote during the virtual Annual Meeting, you must register in advance at www.proxydocs.com/UIHC no later than 5:00 p.m. Eastern Time on May 1, 2020. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and will also permit you to submit questions during the meeting and in advance. Please be sure to follow instructions found on your proxy card and subsequent instructions that will be delivered to you via email. Even though our meeting is being held virtually, stockholders will still have the ability to participate in, hear, and ask questions during our Annual Meeting.

The Annual Meeting will begin promptly at 1:00 p.m. Eastern Time on May 5, 2020. Online check-in will begin 15 minutes prior to the start of the meeting, and you should allow ample time for the online check-in procedures. We encourage our stockholders to access the virtual meeting prior to the start time.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS INFORMATION

The Board oversees and monitors our management in the interest and for the benefit of our stockholders. We have posted our Corporate Governance Guidelines on our website at investors.upcinsurance.com, under the "Governance Documents" tab. In addition to our Corporate Governance Guidelines, the Company has adopted a Code of Conduct and Ethics, which is applicable to our directors, officers, and employees. The Code of Conduct and Ethics is also posted under the "Governance Documents" tab of our website at investors.upcinsurance.com. Although the information contained on or connected to our website is not part of this Proxy Statement, you can view additional information on our website, such as the reports that we file with the Securities and Exchange Commission ("SEC"). Copies of these documents may also be obtained free of charge by contacting the Company.
Our Board is currently comprised of ten directors, divided into two classes of even size. In accordance with our Certificate of Incorporation, each class of directors is elected for a two-year term. The term of office for our Class B directors will expire at our Annual Meeting. The term of office for our Class A directors will expire at our 2021 annual meeting of stockholders.
The following table provides information regarding each of our current directors:

	AGE	POSITION	CURRENT TERM EXPIRES	DIRECTOR SINCE
CLASS A
Gregory C. Branch	72	Chairman of the Board	2021	2008
R. Daniel Peed	57	Vice Chairman of the Board	2021	2017
John L. Forney	58	President, CEO, and Director	2021	2012
Michael R. Hogan	70	Director	2021	2017
Kent G. Whittemore	72	Director	2021	2008

CLASS B
Alec L. Poitevint, II	72	Lead Director	2020	2008
Kern M. Davis, M.D.	65	Director	2020	2012
William H. Hood, III	59	Director	2020	2012
Sherrill W. Hudson	77	Director	2020	2013
Patrick F. Maroney	70	Director	2020	2017

PROPOSAL ONE – ELECTION OF DIRECTORS

PROPOSAL

Our Board has nominated as Class B directors, for re-election at the Annual Meeting, Alec L. Poitevint, II, Kern M. Davis, M.D., William H. Hood, III, Sherrill W. Hudson, and Patrick F. Maroney. Each director nominee elected as a Class B director at our Annual Meeting will serve a two-year term until his successor is elected and qualified at our 2022 annual meeting of stockholders or until his earlier death, resignation or removal.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted “FOR” the election of each of Alec L. Poitevint, II, Kern M. Davis, M.D., William H. Hood, III, Sherrill W. Hudson, and Patrick F. Maroney as Class B directors. All of these nominees have agreed to serve if elected and have consented to being named in this Proxy Statement. In the event that any nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board may recommend in his place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

Our By-Laws provide that, in an uncontested election whereby the number of nominees for director does not exceed the number of directors to be elected, directors will be elected by a majority of votes cast (rather than by a plurality vote). A majority of the votes cast means that each director nominee must receive more votes "for" his or her election than votes "against" his or her election in order to be elected. Our Corporate Governance Guidelines require an incumbent director who receives less than a majority of the votes cast to tender his or her resignation. The Nominating and Corporate Governance Committee will then consider, and recommend to the Board, whether to accept or reject the resignation. The Board will then consider such recommendation and publicly announce its decision regarding the tendered resignation within 120 days after the date the applicable election results are certified.

RECOMMENDATION OF THE BOARD

Our Board unanimously recommends that you vote FOR the election of each of Alec L. Poitevint, II, Kern M. Davis, M.D., William H. Hood, III, Sherrill W. Hudson, and Patrick F. Maroney as Class B directors, each to serve a two-year term ending on the date of the 2022 annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier death, resignation, or removal. Each of the nominees is currently a director of the Company. The Board's recommendation is based on the extent of each candidate's demonstrated excellence and success in his chosen career and the specific skills the candidate adds to the Board, as further described below.

CLASS B DIRECTOR NOMINEES

ALEC L. POITEVINT, II
LEAD DIRECTOR
AGE: 72
DIRECTOR SINCE: 2008

Alec L. Poitevint, II has served as a member of our Board since September 2008, and prior to that served as a director of our predecessor company, United Insurance Holdings, L.C. ("UIH"), from 2001 to 2008. Mr. Poitevint has served as Chairman and President of Southeastern Minerals, Inc. ("Southeastern Minerals") and its affiliated companies, headquartered in Bainbridge, Georgia, since 1981. Southeastern Minerals manufactures and distributes mineral ingredients. He joined Southeastern Minerals in 1970. Mr. Poitevint previously served as a director (from 1989 to 2010), Vice Chairman (from 1994 to 2010), and President (2006) of First Port City Bank of Bainbridge. Mr. Poitevint served as a director of Agri-Nutrition/Virbac Corporation from 1996 to 2006, and at various times during his tenure he held the positions of Chairman of the Board and Chairman of the Audit Committee. Mr. Poitevint has also served as the Chairman of American Feed Industry Insurance Company since 2002 and is the former Chairman of the American Feed Industry Association and National Feed Ingredients Association. Mr. Poitevint served on the Republican National Committee ("RNC") as Committeeman or Chairman for Georgia from 1989 to 2012 and served as RNC Treasurer from 1997 to 2001. Mr. Poitevint graduated from the University of Georgia, with a Bachelor of Arts in Economics.

Our Board selected Mr. Poitevint to serve on our Board based upon his experience in the insurance industry and his diverse management experience.

KERN M. DAVIS, M.D.
DIRECTOR
AGE: 65
DIRECTOR SINCE: 2012

Kern M. Davis, M.D. has served as a member of our Board since March 2012. Dr. Davis is the son of one of the original founders of our predecessor company, UIH, and served as a director of UIH from 2006 to 2008. Dr. Davis earned a B.A. in Chemistry from the University of Florida in 1976, and a medical degree from the University of South Florida in 1980. He completed his medical residency at the University of Florida in 1985. In 1985, Dr. Davis joined Pathology Associates, P.A., an anatomic and clinical pathology professional services firm, and has served as its President since 1992. In 1993, Dr. Davis became a medical director for St. Anthony’s Hospital Laboratory, and currently holds this position. Dr. Davis received an M.B.A. from the University of South Florida in 1993. Dr. Davis has been a National Association of Corporate Directors ("NACD") Governance Fellow since 2013.

Our Board selected Dr. Davis to serve on our Board based upon his prior experience with UIH and his educational and professional business experience.

WILLIAM H. HOOD, III
DIRECTOR
AGE: 59
DIRECTOR SINCE: 2012

William H. Hood, III has served as a member of our Board since March 2012 and, prior to that, served as a director of our predecessor company, UIH, from 2000 to 2008. Mr. Hood has over 30 years of business experience in numerous industries. including company start-ups, operations, sales/marketing and problem solving. In 1984, Mr. Hood formed Special Data Processing Corporation, a national partnership marketing company, and served as its Chief Executive Officer and Chairman from 1984 to 2006. Mr. Hood sold the company in 1999 to a private equity firm, and he continued to manage the company until he retired in 2006. Mr. Hood is Manager of Hall Capital Holdings LLC which manages his investments and entrepreneurial interests.

Our Board selected Mr. Hood to serve on our Board based upon his prior experience with UIH and his entrepreneurial experience in building and forming a national marketing company.

SHERRILL W. HUDSON
DIRECTOR
AGE: 77
DIRECTOR SINCE: 2013

Sherrill W. Hudson has served as a member of our Board since May 2013. Mr. Hudson served as Chairman of the Board for TECO Energy, an energy-related holding company, from January 2003 to July 2016. Mr. Hudson served as TECO’s Chairman and CEO from July 2004 to August 2010 and Executive Chairman from August 2010 to December 2012. Prior to his employment with TECO, Mr. Hudson worked for Deloitte & Touche LLP, an audit, financial advisory, tax and consulting firm. In August 2002, Mr. Hudson retired from Deloitte after having worked for the firm for over 37 years. Mr. Hudson currently serves on the board of directors of Lennar Corporation and CBIZ, Inc. He serves as Chairman of the Florida Chapter of the NACD. He also served on the board of directors of Publix Super Markets from January 2003 to April 2015. Mr. Hudson is a member of the Florida Institute of Certified Public Accountants, which recognized him as the 2006 Outstanding CPA in Business and Industry. He received his B.A. and graduated cum laude from Ashland University in Ashland, Ohio.

Our Board selected Mr. Hudson to serve on our Board based upon his professional background in auditing and financial reporting and diverse business experience. Mr. Hudson serves as our Audit Committee's financial expert.

PATRICK F. MARONEY
DIRECTOR
AGE: 70
DIRECTOR SINCE: 2017

Patrick F. Maroney has served as a member of our Board since April 2017. Mr. Maroney served on the board of directors of American Coastal Insurance Company ("ACIC") from October 2015 to April 2017 and on the Board of the Academy of the National Alliance for Insurance Education and Research from 2013 to February 2019. Mr. Maroney was a professor in the Department of Risk Management and Insurance at Florida State University from 1981 to 2013. Upon retirement in 2013, he was awarded the title of Professor Emeritus at Florida State University College of Business, a title he continues to hold. He previously served as the Director of the Florida Catastrophic Storm Risk Management Center at the College of Business from 2008 through 2013. Mr. Maroney has a B.S. in risk management and insurance from Florida State University and a J.D. from the University of Florida.

Mr. Maroney brings to our Board his significant experience as an insurance attorney as well as his significant experience in management and the insurance industry. Mr. Maroney was previously designated as a nominee in accordance with the stockholders agreement that we entered into with Mr. Maroney and certain other stockholders in connection with our acquisition of AmCo Holding Company and its subsidiaries (the "Stockholders Agreement").

CLASS A DIRECTORS WHOSE TERMS CONTINUE UNTIL THE 2021 ANNUAL MEETING

GREGORY C. BRANCH
CHAIRMAN OF THE BOARD
AGE: 72
DIRECTOR SINCE: 2008

Gregory C. Branch has served as the Chairman of our Board since September 2008 and, prior to that, served as the Chairman and Chief Executive Officer of our predecessor company, UIH, from its inception in 1999 to 2008. Mr. Branch has served as the Chairman, President and owner of Branch Properties, Inc., a manufacturer and distributor of equine feed, since 1986. From 1994 to 1998, Mr. Branch served as Chairman of Summit Holding Southeast, Inc., an insurance holding company that completed its initial public offering in 1997 and was acquired by Liberty Mutual in 1998. Mr. Branch has served as a director of Prime Holdings, Inc. since 2001 and of Raffles Insurance Company since 2003. Mr. Branch was the founding Chairman of Sunz Insurance Holding, a Florida workers compensation company that was sold in 2008. Mr. Branch was a founding member and former Chairman of, and remains a director of, American Feed Industry Insurance Company RRG. Mr. Branch operated as an underwriting member of Lloyd’s of London from 1986 to 2004. Mr. Branch graduated from the University of Florida with a B.S. in Agriculture Economics and served at the rank of Captain in the U.S. Army.

Our Board selected Mr. Branch to serve on our Board based upon his substantial experience in the insurance industry and his broad entrepreneurial skills obtained by owning his own business.

R. DANIEL PEED
VICE CHAIRMAN OF THE BOARD
AGE: 57
DIRECTOR SINCE: 2017

R. Daniel Peed has served as a member of our Board since April 2017. Mr. Peed served on the board of ACIC, our wholly-owned subsidiary which we acquired as part of our acquisition of AmCo Holding Company ("AmCo"), from 2007 to 2017. Mr. Peed served as Non-Executive Vice Chairman of AmRisc, LLC (formerly known as "CRC Insurance Services, Inc.") ("AmRisc"), the managing general agent of ACIC, from December 2018 until December 2019. Previously, Mr. Peed served as the President and Chief Executive Officer of AmRisc from December 2000 to December 2018. From 1991 to 2000, Mr. Peed served as a senior vice president of SOREMA North America Reinsurance Company, Fulcrum Insurance. In addition, from 1985 to 1991, Mr. Peed was a supervisor at Factory Mutual Engineering Association. Mr. Peed has a B.S. in petroleum engineering from Texas A&M University and an M.B.A. with a concentration in insurance from the University of North Texas. In addition, Mr. Peed has the Chartered Property & Casualty Underwriter (CPCU) and Associate in Reinsurance ("ARe") designations and a Professional Engineering designation in Fire Protection.

Mr. Peed brings to our Board his significant experience in management and the insurance industry. Mr. Peed was previously designated as a nominee in accordance with the Stockholders Agreement.

JOHN L. FORNEY
PRESIDENT, CEO, AND DIRECTOR
AGE: 58
DIRECTOR SINCE: 2012

John L. Forney has served as our CEO and a member of our Board since June 2012. He assumed the additional role of President in July 2013. From 2002 until he joined our Company, Mr. Forney served in a number of different capacities at Raymond James, a financial services holding company based in St. Petersburg, Florida. He last served as managing director in Raymond James' public finance department, where he managed the department and led the firm's investment banking efforts in catastrophe insurance financing. Mr. Forney received a B.A. in Economics from Princeton University and an M.B.A. in Finance from the Wharton School at the University of Pennsylvania. He also holds the Chartered Financial Analyst designation.

Our Board selected Mr. Forney to serve on our Board based upon his in-depth knowledge of the Company's business and his 26-year background of executive experience, including a balanced mix of investment banking and private sector executive leadership positions with a focus on the insurance market.

MICHAEL R. HOGAN
DIRECTOR
AGE: 70
DIRECTOR SINCE: 2017

Michael R. Hogan has served as a member of our Board since April 2017. Mr. Hogan served on the board of directors of ACIC from 2015 to 2017. From 1994 to 1999, Mr. Hogan served on the national agency advisory board of The Travelers Insurance Company. In addition, from 2003 to 2008, Mr. Hogan served on the board of directors of The South Financial Corporation. Mr. Hogan has 44 years of experience as an independent insurance agent, specializing in wind, flood and earthquake insurance as the President and owner of Puckett, Sheets, and Hogan Insurance, which received a national Best Practices Award in 2006. Mr. Hogan graduated from Furman University in 1972 with a B.A. in business and economics.

Mr. Hogan brings to our Board his significant experience in management and the insurance industry. Mr. Hogan was previously designated as a nominee in accordance with the Stockholders Agreement.

KENT G. WHITTEMORE
DIRECTOR
AGE: 72
DIRECTOR SINCE: 2008

Kent G. Whittemore has served as a member of our Board since September 2008 and, prior to that, served as a director of our predecessor company, UIH, from 2001 to 2008. Mr. Whittemore has served as the President of, and is a shareholder of, The Whittemore Law Group, P.A., a law firm located in St. Petersburg, Florida that he co-founded in 1987. His legal practice primarily focuses on personal injury, insurance litigation, and business and real estate litigation. Mr. Whittemore served as President of the St. Petersburg Bar Association from 1996 to 1997, and served as President of the Tampa Bay Trial Lawyers Association from 2003 to 2004. Mr. Whittemore currently serves as a director of the Southern Trial Lawyers Association and formerly served as a director of the Academy of Florida Trial Lawyers. He also served on St. Petersburg’s Charter Review Commission. Mr. Whittemore received a B.S. in Business Administration from the University of Florida and a J.D. from Stetson College of Law.

Our Board selected Mr. Whittemore to serve on our Board based upon his insurance industry experience and his legal expertise.

DIRECTOR INDEPENDENCE

The following table shows the directors who are considered independent in accordance with Nasdaq rules as well as their committee assignments:

COMMITTEES
INDEPENDENT DIRECTORS	AUDIT	COMPENSATION AND BENEFITS	NOMINATING AND CORPORATE GOVERNANCE	INVESTMENT
Peed
Davis	✓		✓*
Hood				✓
Hogan			✓
Hudson	✓*	✓
Maroney	✓			✓
Poitevint		✓		✓*
Whittemore		✓*	✓
*Committee Chair

The Board considered all relevant facts and circumstances in assessing director independence. In making this determination with respect to Mr. Peed, the Board took into account the relationship between the Company and AmRisc, the managing general agent of ACIC. Mr. Peed no longer holds equity in AmRisc and, as described above, is no longer the Chief Executive Officer or Non-Executive Vice Chairman of AmRisc.

As described below, our Board has an Audit Committee, a Compensation and Benefits Committee, a Nominating and Corporate Governance Committee, and an Investment Committee. All of the members of all of these committees qualify as independent directors. In addition, all of the committee members qualify as independent directors under the independence standards specific to their committees.

BOARD LEADERSHIP STRUCTURE

Our Board has a non-executive Chairman and a non-executive Vice Chairman. The Chairman, Gregory C. Branch, sets the agendas for and presides over the Board meetings. The Vice Chairman, R. Daniel Peed, assists the Chairman in his duties and responsibilities and would serve as Chairman in the event of Mr. Branch's incapacity, unavailability or absence, until the directors selected a new Chairman. The Chairman and Vice Chairman both communicate regularly with our CEO on matters of significance. The CEO, John L. Forney, is a member of the Board and participates in meetings.

Our Board also has a Lead Director, Alec L. Poitevint II, who was appointed by the independent directors. The Lead Director provides additional leadership and organization in meetings of independent directors separately and apart from management and non-independent directors, including leading the executive sessions of independent directors. In the event of Mr. Poitevint's incapacity, unavailability or absence, the chair of the Nominating and Corporate Governance Committee would serve as the Lead Director until the independent directors selected a new Lead Director.

The Board believes that this leadership structure is appropriate for our Company at this time because it allows for non-executive oversight of management, increases management accountability, and encourages an objective evaluation of management's performance.

BOARD'S ROLE IN RISK MANAGEMENT AND OVERSIGHT

The Board reviews and approves the Company's strategic plan as presented by management and monitors our performance throughout the year against the plan.

The Board regularly devotes time during its meetings to review and discuss the most significant risks we face and management’s processes for identifying, prioritizing, and responding to those risks. During these discussions, our CEO and our Chief Financial Officer ("CFO") present management’s processes for the assessment of risks, a description of the most significant risks we face and any mitigating factors, plans or policies in place to address those risks. The Board also receives an assessment of cybersecurity risks and the status of procedures to address these risks. Most recently, the Board has also received reports from management regarding the risks associated with COVID-19 and management's plans with regard to business continuity and employee communications during the pandemic. The Board also delegates certain of its risk oversight responsibilities to its committees.

The Audit Committee bears responsibility for oversight of our policies with respect to risk assessment and risk management. The Audit Committee members analyze major financial risk exposures which we face and the steps we have taken to monitor and control such exposures. The Audit Committee also oversees our compliance with legal and regulatory requirements, areas which generate many of the most significant risks we face.

The Compensation and Benefits Committee reviews our compensation structure, policies and practices to determine whether incentive compensation arrangements would be reasonably likely to have a material adverse effect on the Company and considers safeguards against incentives to take excessive risks. The Compensation and Benefits Committee reports these risks to the Board.

The Nominating and Corporate Governance Committee is responsible for considering and addressing risks relating to CEO succession planning and the director nomination and appointment process.

The Investment Committee bears responsibility for oversight of policy decisions about risk aggregation and minimization, including credit risk. The Investment Committee is also responsible for oversight of the capital structure and financing arrangements in support of our plans to ensure consistency with our risk tolerances and oversight of management's investment of our assets.

MEETINGS AND MEETING ATTENDANCE

Our Board held five meetings during 2019. Each of our directors attended 100% of all meetings of the Board and Board committees on which they served for the periods in which they served during 2019. All of our directors attended our 2019 annual meeting of stockholders. We do not have a formal policy with respect to director attendance at annual meetings of stockholders; however, we encourage all of our directors to attend such meetings.

COMMUNICATION WITH DIRECTORS

Stockholders may contact an individual director, our Board as a group, our independent directors as a group, or a specified Board committee by sending correspondence addressed to our Secretary to the address listed in the subsection entitled Contacting the Company or to InvestorRelations@upcinsurance.com. Each communication should specify the applicable addressee or addressees to which the communication is directed, as well as the general topic of the communication. We will initially receive and process communications before forwarding them to the addressee. We also may refer communications to other departments as applicable. We generally will not forward to our directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or is a request for general information.

BOARD COMMITTEES

AUDIT COMMITTEE. Our Audit Committee consists of Mr. Hudson (Chair), Dr. Davis, and Mr. Maroney. Our Board has determined that Mr. Hudson is an audit committee financial expert. All members of our Audit Committee are “independent” under both the general independence standards and the audit committee independence standards set forth in the Nasdaq rules.

Our Audit Committee operates under a formal written charter adopted by our Board that governs its duties and conduct. The committee reviews its charter annually for appropriate revisions. Interested parties can obtain a copy of the charter free of charge on our website at investors.upcinsurance.com, under the "Governance Documents" tab.

Our Audit Committee assists our Board in its oversight of the quality and integrity of our accounting, auditing, and reporting practices. Our Audit Committee’s role includes overseeing:

•	our accounting and financial reporting processes and the audit of financial statements,

•	the integrity of our financial statements,

•	our compliance with legal and regulatory requirements,

•	the independent auditor’s qualifications and independence,

•	the performance of our independent auditors,

•	our business practices and ethical standards, and

•	our risk assessment and risk management policies.

Our Audit Committee met nine times during 2019.

COMPENSATION AND BENEFITS COMMITTEE. Our Compensation and Benefits Committee consists of Mr. Whittemore (Chair), Mr. Hudson, and Mr. Poitevint.

All members of our Compensation and Benefits Committee are "independent" under both the general independence standards and the compensation committee independence standards set forth in the Nasdaq rules.

Our Compensation and Benefits Committee operates under a formal written charter adopted by our Board that governs its duties and conduct. The committee reviews its charter annually for appropriate revisions. Interested parties can obtain a copy of the charter free of charge on our website at investors.upcinsurance.com under the "Governance Documents" tab.

Our Compensation and Benefits Committee assists our Board in its oversight of employee compensation, benefit plans and employee stock programs and the compensation of our senior management and CEO. Our Compensation and Benefits Committee’s responsibilities include the following:

•	oversee our overall compensation structure, policies and programs,

•	review and administer our Company’s equity and incentive-based compensation plans that require approval from our Board,

•	review and approve (i) compensation programs and (ii) corporate goals and objectives relevant to the compensation of our senior management and CEO,

•	evaluate our CEO’s performance in light of the established goals and objectives and set the CEO’s compensation level based on this evaluation,

•	oversee the evaluation of the other executive officers and set the compensation of other executive officers after considering the recommendation of the CEO,

•	review and recommend employment agreements and severance and change of control arrangements for our executive officers,

•	assist the Board in reviewing and preparing the Compensation Discussion and Analysis,

•	assist the Board in reviewing the outcome of stockholder votes on say on pay and the frequency of say on pay,

•	review and approve compensation for members of the Board, and

•	periodically assess the risks associated with our compensation policies and practices.

As it deems appropriate, our Compensation and Benefits Committee may establish and delegate authority to subcommittees. The Compensation and Benefits Committee, to the extent permitted by applicable law, may also delegate to one or more executives of UPC Insurance the authority, within guidelines set by the Committee, to approve equity compensation awards under established equity plans of the Company to employees other than those subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Compensation and Benefits Committee may also delegate a non-discretionary administrative authority under Company compensation and benefit plans consistent with any limitations specified in the applicable plans.

Our Compensation and Benefits Committee met four times during 2019.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE. Our Nominating and Corporate Governance Committee consists of Dr. Davis (Chair), Mr. Hogan, and Mr. Whittemore. All members of our Nominating and Corporate Governance Committee are "independent" under the general independence standards set forth in the Nasdaq rules.

Our Nominating and Corporate Governance Committee operates under a formal written charter that governs its duties and conduct. The committee reviews its charter annually for appropriate revisions. Interested parties can obtain a copy of the charter free of charge on our website at investors.upcinsurance.com under the "Governance Documents" tab.

Our Nominating and Corporate Governance Committee assists our Board by, among other things:

•	identifying and recommending to the Board qualified individuals to become directors,

•	reviewing the independence of our Board members,

•	determining membership of Board committees,

•	recommending changes to our Corporate Governance Guidelines and other governing instruments,

•	overseeing annual self-evaluations by our Board and committees,

•	reporting annually to our Board regarding the CEO succession plan, and

•	overseeing risk management related to corporate governance and CEO succession.

As noted above, the Nominating and Corporate Governance Committee oversees the annual self-evaluation process for the Board and each of its committees. These self-evaluations are designed to assess whether the Board or the respective committee is functioning effectively and also to provide a mechanism for the Board or the respective committee to identify potential areas for improvement. Once completed, the results of the self evaluations and any appropriate recommendations or action plans are discussed among the members of the Board and each of its committees.

Our Nominating and Corporate Governance Committee met four times during 2019.

INVESTMENT COMMITTEE. Our Investment Committee consists of Mr. Poitevint (Chair), Mr. Hood, and Mr. Maroney. All members of our Investment Committee are "independent" under the general independence standards set forth in the Nasdaq rules.

Our Investment Committee operates under a formal written charter that governs its duties and conduct. The committee reviews its charter annually for appropriate revisions. Interested parties can obtain a copy of the charter free of charge on our website at investors.upcinsurance.com under the "Governance Documents" tab.

Our Investment Committee assists our Board with the oversight of the Company’s investment policies and guidelines through the following activities:

•	reviewing and approving policies and guidelines governing the Company’s investment portfolio and monitoring compliance with those policies,

•	reviewing and approving periodically any investment benchmarks or other measurement devices employed by the Company to monitor the performance of our investment portfolio,

•	monitoring the performance of our investment advisers and retaining and terminating such advisers as it deems appropriate, and

•	overseeing investment risk management exposure and guidelines.

Our Investment Committee met eleven times during 2019.

SELECTION OF DIRECTOR NOMINEES

Our Board selects the director nominees to stand for election at our annual stockholder meetings and to fill vacancies occurring on our Board based on the recommendations of the Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee selects nominees for director on the basis of experience, integrity, skills, the ability to make independent analytical inquiries, an understanding of our business environment, and the willingness to devote adequate time to Board duties, all within the context of an assessment of the perceived needs of the Board at a given point in time. In addition to the individual attributes of our directors discussed above, we highly value the collective business experience and qualifications of the directors. We believe that the collective experiences, viewpoints and perspectives of our directors result in a Board with the commitment and energy to advance the interests of our stockholders.

Our Nominating and Corporate Governance Committee may consider current members of our Board for re-election unless they have notified our Board that they do not wish to stand for re-election. There is no mandatory retirement age for our directors. Our Nominating and Corporate Governance Committee may also consider candidates for our Board recommended by current members of our Board or members of management. In addition, our Nominating and Corporate Governance Committee will consider director candidates recommended by our stockholders in the same manner as it would consider any other recommended nominees. If our Nominating and Corporate Governance Committee determines that a stockholder-recommended candidate is suitable for Board membership, it will include the candidate in the pool of candidates under consideration for nomination upon the occurrence of the next Board vacancy or in connection with the next annual meeting of our stockholders.

Pursuant to the above procedures, once our Nominating and Corporate Governance Committee identifies prospective nominees, it will solicit background information on the candidates, then interview and evaluate the candidates. The Nominating and Corporate Governance Committee will then report its recommendations to the Board.

Our Nominating and Corporate Governance Committee recommended the five incumbent director nominees for election at our Annual Meeting, and our Board approved the recommendation.

DIRECTOR COMPENSATION

The following table describes the compensation received by each of our non-employee directors during the fiscal year ended December 31, 2019. Mr. Forney does not receive any additional compensation for his service as a director. His compensation is disclosed under the subsection entitled Executive Compensation.

During fiscal year 2019, we offered the following compensation program for our non-employee directors: (i) an annual base retainer of $75,000 and an award of 5,000 shares of contingent restricted stock, (ii) an additional annual retainer of $50,000 for the Chairman of the Board, (iii) an additional annual retainer of $20,000 to our Audit Committee

Chairman, (iv) an additional annual retainer of $12,500 to our Compensation and Benefits Committee Chairman and (v) an additional annual retainer of $10,000 to the Chairmen of the Nominating and Corporate Governance Committee and the Investment Committee.

Based on a review of market data, Pay Governance, LLC, the independent compensation consultant to the Compensation and Benefits Committee recommended an increase in the cash retainer for the Chairman of the Board from $40,000 to $50,000 and an increase from $10,000 to $12,500 for the annual cash retainer paid to the Chairman of the Compensation and Benefits Committee. The Board approved the changes for both the Chairman of the Board and the Chairman of the Compensation and Benefits Committee.

	FEES EARNED OR PAID IN CASH	STOCK AWARDS(1)	TOTAL COMPENSATION
Gregory C. Branch(2)	$120,000	$78,500	$198,500
R. Daniel Peed	75,000	78,500	153,500
Alec L. Poitevint, II(3)	85,000	78,500	163,500
Kern M. Davis, M.D.(3)	85,000	78,500	163,500
Michael R. Hogan	75,000	78,500	153,500
William H. Hood, III	75,000	78,500	153,500
Sherrill W. Hudson(4)	85,000	78,500	163,500
Patrick F. Maroney	75,000	78,500	153,500
Kent G. Whittemore(5)	86,250	78,500	164,750
(1) Represents the grant date fair value of stock awarded to our directors. Includes contingent restricted stock awards granted to Messrs. Branch, Peed, Poitevint, Whittemore, Davis, Hogan, Hood, Hudson and Maroney, pursuant to the Non-Employee Director Agreement, which resulted in grants to each of these directors of 5,000 shares of our common stock in 2019, which will vest on the date of the Annual Meeting following shareholder approval of the 2020 Omnibus Incentive Plan. The values of the stock awards were computed in accordance with Financial Accounting Standards Board Codification Topic 718, Compensation - Stock Compensation. See Note 19 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, for a discussion of the relevant assumptions used in calculating the value of the awards granted in 2019. As of December 31, 2019, each of Messrs. Branch, Peed, Poitevint, Whittemore, Davis, Hogan, Hood, Hudson and Maroney had outstanding 5,000 shares of restricted stock.
(2) Mr. Branch received $75,000 for his services as director. Effective July 1, 2019, Mr. Branch’s retainer for serving as Chairman of the Board was increased to $50,000. Due to an administrative error, the additional fees were not paid to Mr. Branch on July 1 or October 1. A true-up was paid to Mr. Branch in February 2020.
(3) Each of Messrs. Poitevint and Davis received $75,000 for his services as a director and $10,000 for serving as a Chairman of a Board committee.
(4) Mr. Hudson received $75,000 for his services as director and $20,000 for serving as the Chairman of the Audit Committee.
(5) Mr. Whittemore received $75,000 for his services as a director. Effective July 1, 2019, Mr. Whittemore’s retainer for serving as Chairman of the Compensation and Benefits Committee was increased to $12,500. Due to an administrative error, the additional fees were not paid to Mr. Whittemore on July 1 or October 1. A true-up was paid to Mr. Whittemore in February 2020.

PROPOSAL TWO - APPROVAL OF THE 2020 OMNIBUS INCENTIVE PLAN

The Board has adopted the 2020 Omnibus Incentive Plan (the "Plan"), subject to approval by our stockholders at the Annual Meeting. If approved by stockholders, the Plan will allow for the granting of equity and cash incentive awards to eligible individuals, including the issuance of up to 2,000,000 shares of our common stock under the Plan. Awards under the Plan are intended to support the creation of long-term value and business returns for our stockholders. We believe that the Plan strikes an appropriate balance between rewarding performance and limiting stockholder dilution, while providing us with the flexibility to meet changing compensation needs.

Authorized Shares, Stock Price and Dilution

Our Certificate of Incorporation authorizes the issuance of 50,000,000 shares of common stock and 1,000,000 shares of preferred stock. There were 43,027,622 shares of common stock issued and outstanding as of the Record Date, and the market value of a share of our common stock as of that date was $9.23. The Plan reserve of 2,000,000 shares represents up to 4.6% of the Company's fully diluted shares, based on the number of shares issued and outstanding and shares subject to outstanding equity awards as of the Record Date.

Summary of the Terms of the Plan

The following is a summary of the material provisions of the Plan, a copy of which is attached hereto as Appendix A and incorporated by reference herein. This summary is qualified in its entirety by reference to the full and complete text of the Plan. Any inconsistencies between this summary and the text of the Plan will be governed by the text of the Plan.

Purpose and Effective Date

The two complementary purposes of the Plan are (1) to attract, retain, focus and motivate our and our affiliates' executives and other selected employees, directors, consultants and advisors and (2) to increase stockholder value. The Plan will become effective if approved by our stockholders at the Annual Meeting.

Administration and Eligibility

The Compensation and Benefits Committee of the Board, or any successor committee with similar authority which the Board may appoint, which in either case consists only of members of the Board who meet the “non-employee director” requirements of Rule 16b-3(b)(3) under the Exchange Act (either referred to as the “Committee”), will administer the Plan (the “Administrator”). The Plan authorizes the Committee to interpret the provisions of the Plan; prescribe, amend and rescind rules and regulations relating to the Plan; correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any award or any agreement covering an award; and make all other determinations necessary or advisable for the administration of the Plan, in each case in its sole discretion. The Board may also administer the Plan to the extent it retains authority and responsibility as administrator of the Plan. Notwithstanding anything in the Plan to the contrary, the Administrator is authorized to grant to newly hired or promoted participants awards with any vesting condition, any vesting period or any performance period. The Administrator also may accelerate or shorten the vesting or performance period of an award, in connection with a participant's death, disability, retirement, failure of non-employee directors to be re-elected or termination by us or our affiliates without cause or a change of control of our company.

To the extent applicable law permits, the Board may delegate to another committee of the Board, or the Committee may delegate to one or more officers of the Company, any or all of their respective authority and responsibility as an administrator of the Plan. However, no such delegation is permitted with respect to stock-based awards made to any participant who is subject to the reporting requirements of Section 16(a) of the Exchange Act or the liability provisions of Section 16(b) of the Exchange Act at the time any such delegated authority or responsibility is exercised unless the delegation is to another committee of the Board consisting entirely of non-employee directors.

The Administrator may designate any of the following as a participant from time to time, to the extent of the Administrator's authority: any officer or other employee of the Company or its affiliates; any individual that the Company or an affiliate has engaged to become an officer or employee; any consultant or adviser who provides services to the Company or its affiliates; or any director, including a non-employee director. Currently the persons eligible to participate in the Plan consist of approximately seven employees and nine non-employee directors.

Types of Awards

The Plan permits the grant of stock options (including incentive stock options), stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, annual cash incentives, long-term cash incentives, dividend equivalent units and other types of stock-based awards. These award types are described in further detail below.

Stock Subject to the Plan

The Plan provides that 2,000,000 shares of our common stock are reserved for issuance under the Plan. The Plan also provides that we may issue an aggregate of only 2,000,000 shares of our common stock upon the exercise of incentive stock options. The number of shares of our common stock reserved under the Plan will be depleted by the maximum number of shares, if any, that may be issuable under an award at the time of grant. Upon approval of the Plan by our stockholders, no further awards will be granted under the United Insurance Holdings Corp. 2013 Omnibus Incentive Plan, and none of the shares that remain available under such plan will thereafter be available for awards granted under any plan.

In general, if an award granted under the Plan is forfeited, lapses, expires, terminates or is cancelled without the issuance of shares under such award, if it is determined during or at the conclusion of the term of such award that all or some portion of the shares under such award will not be issuable on the basis that the conditions for such issuance will not be satisfied, then such shares will again be available for issuance under the Plan. Shares tendered in payment of the exercise price of an option, shares withheld to satisfy tax withholding obligations and shares purchased by us using proceeds from option exercises may not be recredited to the reserve.

No award granted under the Plan will become exercisable or vested, in part or in full, prior to the one-year anniversary of the date of grant, except that this restriction will not apply to awards granted with respect to the number of shares that, in the aggregate, does not exceed 5% of the total number of shares initially available for awards under the Plan. Notwithstanding the foregoing, the Administrator may accelerate or continue the vesting or exercisability of an award upon or after a change of control or termination of employment.

Options

The Administrator will generally determine all terms and conditions of each option. However, the grant date may not be any day prior to the date that the Administrator approves the grant, the exercise price may not be less than the fair market value of the shares subject to the option as determined on the date of grant and the option must terminate no later than ten years after the date of grant. Unless restricted by the Administrator, and subject to such procedures as the Administrator may specify, the payment of the exercise price of options may be made (1) by delivery of cash or other shares or other securities of the Company having a then fair market value equal to the purchase price of such shares, (2) by delivery to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price, (3) by surrendering the right to receive shares otherwise deliverable to the participant upon exercise of the award having a fair market value at the time of exercise equal to the total exercise price, or (4) by any combination of (1), (2) and/or (3). Except to the extent otherwise set forth in an award agreement, a participant will have no rights as a holder of our common stock as a result of the grant of an option until the option is exercised, the exercise price and applicable withholding taxes are paid and the shares subject to the option are issued thereunder.

Stock Appreciation Rights

The Administrator will generally determine all terms and conditions of each stock appreciation right. A stock appreciation right is the right of a participant to receive cash in an amount, and/or common stock with a fair market value, equal to the appreciation of the fair market value of a share of our common stock during a specified period of time. However, the grant date may not be any day prior to the date that the Administrator approves the grant, the grant price may not be less than the fair market value of the shares subject to the stock appreciation right as determined on the date of grant and the stock appreciation right must terminate no later than ten years after the date of grant.

Performance and Stock Awards

The Administrator will generally determine all terms and conditions of each award of shares, restricted stock, restricted stock units, performance shares or performance units. Restricted stock means shares of our common stock that are subject to a risk of forfeiture, restrictions on transfer or both a risk of forfeiture and restrictions on transfer. Unless otherwise set forth in a restricted stock award agreement, and subject to the terms and conditions of such restricted stock award agreement, the holder of such award will have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all stockholders, except that any such dividend will be deposited with the Company and will be subject to the same restrictions as the shares with respect to which such dividend was made. Restricted stock unit means the right to receive either one share of our common stock or a payment equal to the fair market value of one share of our common stock, subject to the satisfaction of any vesting and other conditions. Performance share means the right to receive shares of our common stock, including restricted stock, to the extent performance goals are achieved. Performance unit means the right to receive a payment valued in relation to a unit that has a designated dollar value or the value of which is equal to the fair market value of one or more shares of our common stock, to the extent performance goals are achieved. The terms and conditions that the Administrator will determine include the length of the vesting and/or performance period.

Incentive Awards

The Administrator has the authority to grant annual and long-term incentive awards. Incentive awards are the right to receive a cash payment to the extent performance goals are achieved. The Administrator will determine all of the terms and conditions of each incentive award, including the performance goals, the performance period, the potential amount payable and the timing of payment, provided that the Administrator must require that payment of all or any portion of the amount subject to the award is contingent on the achievement of one or more performance goals during the period the Administrator specifies, although the Administrator may specify that all or a portion of the goals are deemed achieved upon a participant's death, disability or retirement, or such other circumstances as the Administrator may specify. For long-term incentive awards, the performance period must relate to a period of more than one fiscal year.

Dividend Equivalent Units

The Administrator has the authority to grant dividend equivalent units in connection with awards other than options and stock appreciation rights. A dividend equivalent unit is the right to receive a payment, in cash or shares of common stock, equal to the cash dividends or other distributions that we pay with respect to a share of common stock. No dividend equivalent unit granted in tandem with another award may include vesting provisions more favorable to the participant than the vesting provisions, if any, to which the tandem award is subject. A dividend equivalent will be subject to the same vesting, performance and other conditions that apply to the award to which the dividend equivalent relates.

Other Stock-Based Awards

The Administrator may grant to participants other types of awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, shares of our common stock, either alone or in addition to or in conjunction with other awards, and payable in our common stock or cash. Subject to the limits of the Plan, an award may include the issuance of shares of unrestricted common stock, which may be awarded in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, as a bonus, or upon the attainment of performance goals or otherwise, or rights to acquire common stock from us. The Administrator will generally determine all terms and conditions of the award.

Performance Goals

For purposes of the Plan, performance goals means any goals the Administrator establishes that relate to the Company or any one or more of its subsidiaries, affiliates or other business units, including, without limitation, any of the following: gross premiums written; gross premiums earned; net premiums written; net premiums earned; modeled probable maximum loss (“PML”); PML to premium ratios; modeled average annual loss (“AAL”); AAL to premium ratios; reinsurance costs; book value; revenue; cash flow; total shareholder return; dividends; debt; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; ratio of debt to debt plus equity; profit before tax; gross profit; net profit; net operating profit; net operating profit after taxes; net sales; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; Fair Market Value of Shares; basic earnings per share; diluted earnings per share; return on shareholder equity; return on average equity; return on average total capital employed; return on net assets employed before interest and taxes; economic value added; return on year-end equity; capital; cost of capital; cost of equity; cost of debt; taxes; market share; operating ratios; loss ratio, gross (losses and loss adjustment expenses relative to gross premiums earned); loss ratio, net (losses and loss adjustment expenses relative to net premiums earned); expense ratio (sum of all operating expenses less interest expense relative to net premiums earned); combined ratio (loss ratio, net plus the expense ratio; customer satisfaction; customer retention; customer loyalty; strategic business criteria based on meeting specified revenue goals; market penetration goals; investment performance goals; business expansion goals or cost targets; accomplishment of mergers, acquisitions, dispositions or similar extraordinary business transactions; profit returns and margins; financial return ratios; market performance and/or risk-based capital goals or returns or a combination of the foregoing.

As to each performance goal, the relevant measurement of performance will be computed in accordance with generally accepted accounting principles to the extent applicable, but, unless otherwise determined by the Administrator, will exclude the effects of the following: (1) charges for reorganizing and restructuring; (2)

discontinued operations; (3) asset write-downs; (4) gains or losses on the disposition of a business; (5) changes in tax or accounting principles, regulations or laws; (6) mergers, acquisitions, dispositions or recapitalizations; (7) impacts on interest expense, preferred dividends and share dilution as a result of debt and capital transactions; (8) extraordinary, unusual and/or non-recurring items of income, expense, gain or loss, as determined by the Administrator; (9) realized capital gains and losses except for periodic settlements and accruals on non-hedge derivative instruments; (10) valuation changes on embedded derivatives that are not hedged; (11) after tax effect of catastrophe losses; (12) any settlement, award or claim paid as a result of lawsuits or other proceedings brought against the Company or any one or more of its Subsidiaries or Affiliates regarding the scope and nature of coverage provided under an insurance policy issued by such company; and (13) assessments imposed by the Florida Insurance Guaranty Association and similar governmental or regulatory bodies. Performance goals may be expressed in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers, averages and/or percentages) in the particular criterion or achievement in relation to a peer group or other index. The performance goals also may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). In addition, the Administrator may establish other performance goals and provide for other exclusions or adjustments not listed in the Plan.

Effect of Termination of Employment or Service on Awards

The Administrator will have the discretion to determine, at the time an award is made to a participant or any time thereafter, the effect of the participant's termination of employment or service with the Company or its affiliates on the award.

Transferability of Awards

Awards under the Plan generally will be nontransferable, unless the Administrator otherwise permits.

Adjustments

Under the terms of the Plan, if any of the following occurs:

•	the Company is involved in a merger or other transaction in which the common stock is changed or exchanged;

•	the Company subdivides or combines the common stock or declares a dividend payable in common stock, other securities or other property;

•
the Company effects a cash dividend, the amount of which, on a per share basis, exceeds 10% of the fair market value of a share of common stock at the time the dividend is declared, or the Company effects any other dividend or other distribution on common stock in the form of cash, or a repurchase of shares of common stock, that the Board determines is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the common stock; or

•
any other event occurs, which, in the judgment of the Board or Committee necessitates an adjustment to prevent an increase or decrease in the benefits or potential benefits intended to be made available under the Plan;

then the Administrator will, in a manner it deems equitable to prevent an increase or decrease in the benefits or potential benefits intended to be made available under the Plan and subject to certain provisions of the Code, adjust the number and type of shares of our common stock subject to the Plan and which may, after the event, be made the subject of awards; the number and type of shares of our common stock subject to outstanding awards; the grant, purchase or exercise price with respect to any award; and performance goals of an award.

In any such case, the Administrator may also provide for a cash payment to the holder of an outstanding award in exchange for the cancellation of all or a portion of the award (without the consent of the holder) in an amount and at a time determined by the Administrator.

Without limitation, if there is a reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a change of control (other than any such transaction in which the Company is the continuing corporation and in which the outstanding shares are not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Administrator may substitute for each share then subject to an award and the shares subject to the Plan the number and kind of shares of stock, other securities, cash or other property to which holders of our common stock will be entitled in respect of each share pursuant to the transaction.

In the case of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the shares (including a reverse stock split), if no action is taken by the Administrator, the adjustments described above will automatically be made.

In connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Administrator may authorize the issuance or assumption of awards under the Plan.

Change of Control

Unless otherwise expressly provided in an award agreement or another contract, or under the terms of a transaction constituting a change of control, the Administrator may provide for the acceleration of the vesting or earning and, if applicable, exercisability of any outstanding award, or portion thereof, or the lapsing of any conditions or restrictions on or the time for payment in respect of any outstanding award, or portion thereof, upon a change of control or the termination of the participant's employment following a change of control.

In addition, unless otherwise expressly provided in an award agreement or another contract, or under the terms of a transaction constituting a change of control, the Administrator may provide that any or all of the following will occur in connection with a change of control:

•
the substitution for the shares subject to any outstanding award of securities of a surviving corporation or any successor corporation to the Company, or a parent or subsidiary, in which case the aggregate purchase or exercise price, if any, of the award, or portion thereof, will remain the same,

•
the conversion of any outstanding award into a right to receive cash or other property upon or following the consummation of the change of control in an amount equal to the value of the consideration to be received by holders of our common stock in connection with such transaction for one share, less the per share purchase or exercise price of the award, if any, multiplied by the number of shares subject to the award,

•	acceleration of the vesting (and, as applicable, the exercisability) of any and/or all outstanding awards,

•
the cancellation of any outstanding and unexercised awards upon or following the consummation of the change of control (without the consent of an award holder or any person with an interest in an award),

•
in the case of options or stock appreciation rights, the cancellation of all outstanding options or stock appreciation rights in exchange for a cash payment equal to the excess of the change of control price (as defined in the Plan) over the exercise price of the shares subject to the option or stock appreciation right upon the change of control (or for no cash payment if such excess is zero), and/or

•	the cancellation of any awards in exchange for a cash payment based on the value of the award as of the date of the change of control (or for no payment if the award has no value).

The terms of any awards that are subject to Code Section 409A will govern the treatment of such awards upon a change of control to the extent required for such awards to remain compliant with Code Section 409A, as applicable.

“Change of control” under the Plan means the occurrence of any one of the following:

•
Any person (other than an employee benefit plan of the Company or of any subsidiary of the Company and fiduciaries and certain other parties related to any of these plans) becomes the beneficial owner of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities;

•	The Company is merged or consolidated with any other corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or the Company engages in a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires 50% or more of the combined voting power of the Company's then outstanding securities. Notwithstanding the foregoing, a merger or consolidation involving the Company shall not be considered a change of control if the Company is the surviving corporation and shares are not converted into or exchanged for stock or securities of any other corporation, cash or any other thing of value, unless persons who beneficially owned shares outstanding immediately prior to such transaction own beneficially less than a majority of the outstanding voting securities of the Company immediately following the merger or consolidation;

•
The Company or any affiliate sells, assigns or otherwise transfers assets in a transaction or series of related transactions, if the aggregate market value of the assets so transferred exceeds 50% of the Company's consolidated book value, determined by the Company in accordance with generally accepted accounting principles, measured at the time at which such transaction occurs or the first of such series of related transactions occurs; provided, however, that such a transfer effected pursuant to a spin-off or split-up where stockholders of the Company retain ownership of the transferred assets proportionate to their pro rata ownership interest in the Company shall not be a change of control;

•	The Company dissolves and liquidates substantially all of its assets; or

•
At any time when the “continuing directors” cease to constitute a majority of the Board. For this purpose, a “continuing director” means the individuals who, at the effective date of the Plan, constitute the Board and any new directors (other than directors designated by a person who has entered into an agreement with the Company to effect a change of control transaction) whose appointment to the Board or nomination for election by Company stockholders was approved by a vote of at least two-thirds of the then-serving continuing directors.

If an award is considered deferred compensation subject to the provisions of Code Section 409A, then the Administrator may include an amended definition of “change of control” in the award agreement issued with respect to such award as necessary to comply with, or as necessary to permit a deferral under, Code Section 409A.

The Plan does not provide for a “gross-up” for any excise taxes imposed on golden parachute payments under Code Section 4999. Rather, except to the extent the participant has in effect an employment or similar agreement with the Company or any affiliate or is subject to a policy that provides for a more favorable result to the participant, if any payments or benefits paid by the Company pursuant to the Plan would cause some or all of such payments or benefits in conjunction with any other payments or benefits in connection with a change of control to be subject to the tax imposed by Code Section 4999, then these payments will either be cut back to a level below the amount triggering the tax or be delivered in full, whichever will provide the greater after-tax benefit to the participant.

Termination and Amendment

The Plan's term is indefinite, in that it terminates when all shares reserved for issuance under the Plan have been issued, subject to the Board's right to terminate the Plan at any time. However, no incentive stock options may be granted later than 10 years after the effective date of the Plan. In addition, the Board or the Administrator may amend the Plan at any time, except:

•	the Board must approve any amendment to the Plan if we determine such approval is required by prior action of the Board, applicable corporate law or any other applicable law;

•
stockholders must approve any amendment to the Plan if we determine that such approval is required by Section 16 of the Exchange Act, the listing requirements of any principal securities exchange or market on which our common stock is then traded, or any other applicable law; and

•
stockholders must approve any amendment to the Plan that materially increases the number of shares of common stock reserved under the Plan, the incentive stock option award limits or the per participant award limitations set forth in the Plan, that shortens the minimum vesting requirements under the Plan or that diminishes the provisions prohibiting repricing or backdating stock options and stock appreciation rights.

The Administrator generally may modify, amend or cancel any award or waive any restrictions or conditions applicable to any award or the exercise of the award. Any modification or amendment that materially diminishes the rights of the participant or any other person that may have an interest in the award, or that cancels any award, will be effective only if agreed to by that participant or other person. The Administrator does not need to obtain participant or other interested party consent, however, for the adjustment or cancellation of an award pursuant to the adjustment provisions of the Plan or the modification of an award to the extent deemed necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which our common stock is then traded, to the extent the Administrator deems necessary to preserve favorable accounting or tax treatment of any award for the Company, or to the extent the Administrator determines that the action does not materially and adversely affect the value of an award or that such action is in the best interest of the affected participant or any other person(s) with an interest in the award.

The authority of the Administrator to terminate or modify the Plan or awards will extend beyond the termination date of the Plan. In addition, termination of the Plan will not affect the rights of participants with respect to awards previously granted to them, and all unexpired awards will continue in force after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

Cancellation, Disgorgement and Recoupment of Awards

The Committee may cancel an award or require a participant to return to us any compensation received under an award in certain circumstances, such as if the participant is terminated for cause or breaches any restrictive covenants, such as a non-compete, with us. In addition, all awards will be subject to any recoupment or clawback policy that we adopt from time to time.

Repricing Prohibited

Neither the Administrator nor any other person may: (1) amend the terms of outstanding stock options or stock appreciation rights to reduce the exercise price of such outstanding stock options or stock appreciation rights; (2) cancel outstanding stock options or stock appreciation rights in exchange for stock options or stock appreciation rights with an exercise price that is less than the exercise price of the original stock options or stock appreciation rights; or (3) cancel outstanding stock options or stock appreciation rights with an exercise price above the current share price in exchange for cash or other securities.

Backdating Prohibited

The Administrator may not grant a stock option or stock appreciation right with a grant date that is effective prior to the date the Administrator takes action to approve such award.

Foreign Participation

To assure the viability of awards granted to participants employed or residing in foreign countries, the Administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, accounting or custom. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, the Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Administrator approves for purposes of using the Plan in a foreign country will not affect the terms of the Plan for any other country.

Certain Federal Income Tax Consequences

The following summarizes certain federal income tax consequences relating to the Plan. The summary is based upon the laws and regulations in effect as of the date of this proxy statement and does not purport to be a complete statement of the law in this area. Furthermore, the discussion below does not address the tax consequences of the receipt or exercise of awards under foreign, state or local tax laws, and such tax laws may not correspond to the federal income tax treatment described herein. The exact federal income tax treatment of transactions under the Plan will vary depending upon the specific facts and circumstances involved and participants are advised to consult their personal tax advisors with regard to all consequences arising from the grant or exercise of awards and the disposition of any acquired shares.

Stock Options

The grant of a stock option under the Plan will create no income tax consequences to us or to the recipient. A participant who is granted a non-qualified stock option will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of our common stock at such time over the exercise price. Subject to the limit under Section 162(m) of the Code, as described below, we will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. Upon the participant's subsequent disposition of the shares of our common stock received with respect to such stock option, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the common stock on the exercise date).

In general, a participant will recognize no income or gain as a result of the exercise of an incentive stock option, except that the alternative minimum tax may apply. Except as described below, the participant will recognize a long-term capital gain or loss on the disposition of our common stock acquired pursuant to the exercise of an incentive stock option and we will not be allowed a deduction. If the participant fails to hold the shares of our common stock acquired pursuant to the exercise of an incentive stock option for at least two years from the grant date of the incentive stock option and one year from the exercise date, whichever is longer, then the participant will recognize ordinary compensation income at the time of the disposition equal to the lesser of the gain realized on the disposition and the excess of the fair market value of the shares of our common stock on the exercise date over the exercise price. Subject to the limit under Section 162(m) of the Code, we will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as a capital gain.

Stock Appreciation Rights

The grant of a stock appreciation right under the Plan will create no income tax consequences to us or to the recipient. A participant who is granted a stock appreciation right will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of our common stock at such time over the grant price. Subject to the limit under Section 162(m) of the Code, we will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. If the stock appreciation right is settled in shares of our common stock, upon the participant's subsequent disposition of such shares, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the common stock on the exercise date).

Restricted Stock

Generally, a participant will not recognize income and we will not be entitled to a deduction at the time an award of restricted stock is made under the Plan, unless the participant makes the election described below. A participant who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time. Subject to the limit under Section 162(m) of the Code, we will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of our common stock on the date the restrictions lapse). Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid and we will generally be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

A participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the grant date of the award in an amount equal to the fair market value of such restricted stock on such grant date (less the amount, if any, the participant paid for such restricted stock). If the participant makes such an election, then, subject to the limit under Section 162(m) of the Code, we will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the participant makes the election, then any cash dividends the participant receives with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by us. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in a capital gain or loss. If the participant who has made an election subsequently forfeits the restricted stock, then the participant will not be entitled to claim a credit for the tax previously paid. In addition, we would then be required to include as ordinary income the amount of any deduction we originally claimed with respect to such shares.

Restricted Stock Units

A participant will not recognize income and we will not be entitled to a deduction at the time an award of a restricted stock unit is made under the Plan. Upon the participant's receipt of shares (or cash) at the end of the restriction period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and, subject to the limit under Section 162(m) of the Code, we will be entitled to a corresponding deduction in the same amount and at the same time. If the restricted stock units are settled in whole or in part in shares, upon the participant's subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares' tax basis (i.e., the fair market value of the shares on the date the participant received the shares).

Performance Shares

The grant of performance shares will create no income tax consequences for us or the participant. Upon the participant's receipt of shares at the end of the applicable performance period, the participant will recognize ordinary income equal to the fair market value of the shares received, except that if the participant receives shares of restricted stock in payment of performance shares, recognition of income may be deferred in accordance with the rules applicable to restricted stock as described above. In addition, the participant will recognize ordinary compensation income equal to the dividend equivalents paid on performance shares prior to or at the end of the performance period. Subject to the limit under Section 162(m) of the Code, we will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes income. Upon the participant's subsequent disposition of the shares, the participant will recognize a capital gain or loss (long-term or short-term depending on the holding period) to the extent the amount realized from the disposition differs from the shares' tax basis (i.e., the fair market value of the shares on the date the participant received the shares).

Performance Units

The grant of a performance unit will create no income tax consequences to us or the participant. Upon the participant's receipt of cash and/or shares at the end of the applicable performance period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and, subject to the limit under Section 162(m) of the Code, we will be entitled to a corresponding deduction in the same amount and at the same time. If performance units are settled in whole or in part in shares, upon the participant's subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares' tax basis (i.e., the fair market value of the shares on the date the participant received the shares).

Incentive Awards

A participant who is paid an incentive award will recognize ordinary income equal to the amount of cash paid, and we will generally be entitled to a corresponding income tax deduction.

Dividend Equivalent Units

A participant who is paid a dividend equivalent with respect to an award will recognize ordinary income equal to the value of cash or common stock paid, and we will be entitled to a corresponding deduction in the same amount and at the same time.

Section 162(m) Limit on Deductibility of Compensation

Section 162(m) of the Code generally limits to $1 million the amount that we are allowed each year to deduct for the compensation paid to any person who is, or at any time on or after January 1, 2017 was, the Company’s chief executive officer, chief financial officer or one of the Company’s three most highly compensated executive officers other than the chief executive officer or chief financial officer. All awards granted under the Plan will be subject to this deduction limit.

Code Sections 409A and 280G

Awards under the Plan may constitute, or provide for, a deferral of compensation under Section 409A of the Code. If the requirements of Code Section 409A are not complied with, then holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax and, potentially, interest and penalties. The Plan is intended to permit compliance with Code Section 409A and the Department of Treasury regulations and other interpretive guidance that may be issued pursuant to Code Section 409A. To the extent that we determine that any award granted under the Plan is subject to Code Section 409A, the award agreement evidencing such award is expected generally to incorporate the terms and conditions required by Code Section 409A. The Plan and any applicable awards may be modified to exempt the awards from Code Section 409A or comply with the requirements of Code Section 409A.

Code Sections 280G and 4999 may limit our income tax deduction and impose an excise tax on golden parachute payments to participants in the event there is a change of control of the Company. The Plan does not provide for a “gross-up” for any excise taxes imposed on golden parachute payments under Code Section 4999. Rather, except to the extent the participant has in effect an employment or similar agreement with us or any affiliate or is subject to a policy that provides for a more favorable result to the participant, if any payments or benefits paid by us pursuant to the Plan would cause some or all of such payments or benefits in conjunction with any other payments or benefits in connection with a change of control to be subject to the tax imposed by Code Section 4999, then these payments will either be cut back to a level below the amount triggering the tax or be delivered in full, whichever will provide the greater after-tax benefit to the participant. Accordingly, some or all of the amount which would otherwise be deductible may not be deductible with respect to benefits under the Plan that are contingent on or otherwise provided in connection with a change of control of the Company.

New Plan Benefits

On May 7, 2019, the Administrator approved equity awards to each of the non-employee directors of the Company, contingent upon stockholder approval of the Plan. The number of shares subject to the awards granted to each of the non-employee directors is reflected in the following table:

Non-Employee Director Name	Number of Non-Contingent RSAs (1)
Gregory C. Branch	5,000
R. Daniel Peed	5,000
Alec L. Poitevint, II	5,000
Kern M. Davis, M.D.	5,000
Michael R. Hogan	5,000
William H. Hood, III	5,000
Sherrill W. Hudson	5,000
Patrick F. Maroney	5,000
Kent G. Whittemore	5,000
(1) Represents the amount that could be received by the recipients pursuant to the restricted stock awards, subject to stockholder approval of Proposal Two.
If the stockholders do not approve the Plan, the foregoing contingent RSAs shall not be granted and the Administrator will consider what course of action to follow with respect to future compensation. Other than with respect to the RSAs set forth above, all other awards under the Plan will be made in the future at the discretion of the Administrator, and therefore are not determinable.

Required Vote

In order to approve Proposal Two, the holders of a majority of the common stock, present via live webcast or represented by proxy, and entitled to vote at the Annual Meeting, must vote "for" this proposal. Abstentions will have the same effect as votes against Proposal Two. Your broker is not entitled to vote your shares on this matter if no instructions are received from you, and broker non-votes will have no effect on the outcome of Proposal Two.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2019 regarding our 2013 Omnibus Incentive Plan:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1) (a)	Weighted-average exercise price of outstanding options, warrants and rights (2) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(3) (c)
Equity compensation plans approved by security holders	378,488	$18.69	12,755
Equity compensation plans not approved by security holders	—	—	—
Total	378,488	$—	12,755

(1) Includes 114,284 PSUs that were outstanding on December 31, 2019 under the Company’s 2013 Omnibus Incentive Plan. The number included for PSUs reflects grant date units awarded and DEUs distributed on the outstanding PSUs. Assuming maximum payout for PSU grants and DEUs that have not completed the required performance period, the number of securities to be issued would increase by 57,142.
(2) Only option awards were used in computing the weighted-average exercise price.
(3) This column includes the number of securities remaining available for issuance under the Company’s 2013 Omnibus Incentive Plan

RECOMMENDATION OF THE BOARD

The Board recommends a vote FOR the approval of the Plan. Proxies solicited by the Board will be voted FOR the approval of the Plan unless the stockholder has specified otherwise.

PROPOSAL THREE – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has approved the engagement of Deloitte as the independent registered public accounting firm to perform an audit of our consolidated financial statements for the fiscal year ending December 31, 2020. Deloitte has served as our auditor since 2018, as further described in the next paragraph. Deloitte has advised our Audit Committee that neither it, nor any of its members, has any direct financial interest in UPC Insurance as a promoter, underwriter, voting trustee, director, officer or employee. Though we do not expect a representative of Deloitte to attend our Annual Meeting, if a Deloitte representative does attend, the representative will respond to appropriate questions and will have the opportunity to make a statement if the representative desires to do so.
As previously disclosed, on May 30, 2018, the Audit Committee dismissed RSM US LLP ("RSM") as our independent registered public accounting firm and engaged Deloitte in its place. The decision to dismiss RSM resulted from a competitive process to select a firm to serve as our independent registered public accounting firm for the fiscal year ended December 31, 2018. RSM's audit reports on the Company's consolidated financial statements as of and for the years ended December 31, 2017 and 2016 did not contain any adverse opinions or disclaimers of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of RSM on the effectiveness of our internal control over financial reporting as of and for the years ended December 31, 2017 and 2016 contained an adverse opinion on our internal control over financial reporting. During the years ended December 31, 2017 and 2016, and the subsequent interim period through June 1, 2018, there were (i) no disagreements between the Company and RSM on any matter of accounting principles or practices, financial statement disclosure of auditing scope or procedures, which disagreements, if not resolved to the satisfaction of RSM, would have caused RSM to make reference to the subject matter of the disagreement in its reports on the Company's consolidated financial statements for such years, and (ii) no "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except as disclosed above. On June 1, 2018, the Company filed with the SEC a Current Report on Form 8-K disclosing the engagement of Deloitte and the dismissal of RSM, which included as Exhibit 16.1 a letter from RSM addressed to the SEC indicating that it agrees with such disclosure.
The Board is asking our stockholders to ratify our Audit Committee’s appointment of Deloitte as our independent registered public accounting firm for the 2020 fiscal year. The appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2020 will be ratified if the number of “for” votes cast on Proposal Three exceeds the number of “against” and “abstain” votes. Abstentions will be included in the calculation of the number of shares represented and entitled to vote at the Annual Meeting and will therefore count as votes against the ratification of the appointment of Deloitte. Brokers will have discretionary authority to vote on Proposal Three.
Although none of our Certificate of Incorporation, our By‑Laws, or any other document or agreement requires ratification, the Board submits the appointment of Deloitte to our stockholders for ratification because we value our stockholders’ views on the appointment of our independent registered public accounting firm. If our stockholders do not ratify the appointment of Deloitte, we will consider such result as a direction from the stockholders to our Audit Committee to consider the appointment of a different firm and our Audit Committee will reconsider whether to retain Deloitte. In such event, our Audit Committee may retain Deloitte notwithstanding the fact that the stockholders did not ratify the appointment, or may appoint another accounting firm without re-submitting the matter to a stockholder vote. Even if stockholders ratify the appointment, our Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the Company’s best interest and, thus, in our stockholders’ best interest.

RECOMMENDATION OF THE BOARD

The Board and the Audit Committee recommend a vote FOR the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

AUDIT COMMITTEE REPORT
As part of its oversight responsibility, the Audit Committee reviewed and discussed the audited financial statements, the adequacy of financial controls and the effectiveness of UPC Insurance's internal control over financial reporting with management and Deloitte. The Audit Committee also has discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence. The Audit Committee also has discussed with Deloitte that firm’s independence.

Based on these reviews and discussions, the Audit Committee has recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in UPC Insurance's Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the SEC.

Sherrill W. Hudson, Chairman
Patrick F. Maroney
Kern M. Davis, M.D.

AUDIT COMMITTEE'S PRE-APPROVAL POLICIES AND PROCEDURES

Our Audit Committee requires that management obtain the prior approval of the Audit Committee for all audit and permissible non-audit services that our independent registered public accounting firm will provide. At regular meetings or as needed during the year, the Audit Committee reviews and approves proposals for such services, including the estimated fees the independent registered public accounting firm will charge. The Audit Committee Chairman may approve permissible non-audit services in an amount up to $10,000, and notifies the full Audit Committee of such approvals at its next scheduled meeting.

AUDIT AND RELATED FEES

The following table summarizes the approximate fees our current auditor, Deloitte, billed us for services rendered during fiscal years 2019 and 2018 and the approximate fees our previous auditor, RSM, billed us for services rendered during fiscal year 2018, all of which were pre-approved by our Audit Committee in accordance with the procedures described above.

	2019	2018
Audit Fees - Deloitte	$1,516,000	$945,000
Audit Fees - RSM	40,000	40,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$1,556,000	$985,000

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The following individuals serve as our executive officers:

	AGE	POSITION
John L. Forney	58	President, CEO, and Director
B. Bradford Martz	48	Chief Financial Officer
Paul DiFrancesco	62	Chief Operating Officer
Deepak Menon	48	Chief Revenue Officer
Scott St. John	51	Chief Claims Officer
Chris Griffith	44	Chief Information Officer
Brad Kalter	53	General Counsel, Chief Legal Officer and Secretary

JOHN L. FORNEY has served as our CEO and a member of our Board since June 2012. He assumed the additional role of President in July 2013. From 2002 until he joined our Company, Mr. Forney served in a number of different capacities at Raymond James, a financial services holding company based in St. Petersburg, Florida. He last served as managing director in Raymond James' public finance department, where he managed the department and led the firm's investment banking efforts in catastrophe insurance financing. Mr. Forney received a B.A. in Economics from Princeton University and an M.B.A. in Finance from the Wharton School at the University of Pennsylvania. He also holds the Chartered Financial Analyst designation.

B. BRADFORD MARTZ has served as our CFO since October 2012. From 2001 until his appointment as CFO, Mr. Martz held a series of financial roles with progressively responsible leadership experience leading to becoming CFO in 2007 of Bankers Financial Corporation, a Florida-based diversified holding company system with operations in the property and casualty insurance, life/annuity insurance, warranty, insurance agency, insurance business process outsourcing and real estate markets. From 1996 to 2001, Mr. Martz was the CFO of Bonded Builders Service Corporation, a Florida domiciled specialty insurer focused on new home warranty offerings nationwide. Mr. Martz is a Certified Public Accountant licensed in Florida and also holds the Global Certified Management Accountant designation from the American Institute of Certified Public Accountants. Mr. Martz obtained a B.S. in Finance from the University of Colorado at Boulder and an M.B.A. from Northeastern University.

PAUL DIFRANCESCO has served as our Chief Operating Officer since August 2017, and is responsible for all aspects of the Company's product management, underwriting, underwriting operations, and project management functions. Previously, he served as our Chief Underwriting Officer from November 2015 to August 2017. Prior to joining UPC Insurance, Mr. DiFrancesco served as a consultant for various organizations, and from 2011 to 2014 was Senior VP and Chief Insurance Officer at Cypress Property & Casualty Insurance. He has over 40 years of multi-line property casualty insurance experience with leadership roles in both regional and multi-national Fortune 100 insurance companies, including roles as President and CEO of AutoOne Insurance, a White Mountains subsidiary, and Executive Vice President of ACE-INA, where he held product and new business development responsibilities for specialty consumer products. Mr. DiFrancesco obtained a B.S. in Finance from Fordham University and an M.B.A. in Finance and Marketing from the University of Hartford. He has also completed extensive executive development programs at the Center for Creative Leadership and Duke University's Fuqua School of Business.

DEEPAK MENON has served as our Chief Revenue Officer since December 2015. Previously, he served as our Vice President of Operations and Business Development from July 2014 to December 2015. Prior to joining our Company, Mr. Menon served as the Marketing Director for American Strategic Insurance ("ASI"), a homeowners insurance company based in St. Petersburg, Florida. From 2005 until he joined ASI in 2007, he served as Marketing Director for AutoOne Insurance Company, a provider of specialty insurance products and a subsidiary of OneBeacon Insurance Group. He also worked as a Cross Border Division Manager and Financial Analyst at ACE Seguros, S.A., a subsidiary of ACE Ltd, a multiline property and casualty insurer, before his time at AutoOne. Mr. Menon obtained a B.S in Finance from the University of South Carolina and an M.B.A. in Finance from the University of Tampa. Mr. Menon also holds the CPCU and Associate in Risk Management designations.

SCOTT ST. JOHN has served as our Chief Claims Officer since August 2016. Mr. St. John has over 26 years of experience in the insurance industry. Prior to joining our Company, he was the National Manager for Catastrophe Operations from

2006 to 2008 and later, the Director of Field Property Claims from 2008 to 2016 at Farmers Insurance. Mr. St. John obtained a B.S. and B.A. in Marketing and Logistics from Ohio State University.

CHRIS GRIFFITH has served as our Chief Information Officer since October 2018. He has over 21 years of technology-related experience, with over 13 in the insurance industry. Prior to his time at UPC Insurance, Mr. Griffith served as the Vice President and Chief Information Officer of Safety National Casualty Corp ("Safety National"), a specialty insurance and reinsurance provider (from April 2013 to September 2018). While at Safety National, Mr. Griffith was responsible for the data and digital initiatives of the company, as well as oversight and development of over 200 IT professionals.  Previously, Mr. Griffith has served in various executive-level IT positions across multiple industries. Mr. Griffith holds a B.S. in Computer Science from the University of South Carolina, as well as an Executive MBA from the University of Missouri-Columbia.

BRAD KALTER has served as our General Counsel, Chief Legal Officer and Secretary since March 2019. Prior to his time at UPC Insurance, Mr. Kalter served as Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer at Exide Technologies, a battery manufacturing and energy storage business, overseeing global legal from 2015 to February 2019. Mr. Kalter was responsible for overseeing the legal functions of the organization including corporate governance, compliance, litigation and subsidiary management, as well as overseeing legal aspects of corporate financing transactions and mergers & acquisitions. Mr. Kalter previously served as Corporate Secretary since 2009 and as Deputy General Counsel and Corporate Secretary since 2006. Previously, Mr. Kalter has served as General Counsel at Cotton States Insurance Group, a multi-line insurance group, from 1999 through 2003. Mr. Kalter holds a J.D. from Emory University and a B.A. in Political Science and Communications from the University of Pennsylvania.

COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Discussion and Analysis describes our executive compensation and reviews the actions taken by our Compensation and Benefits Committee ("Committee") concerning the compensation of our Named Executive Officers ("NEOs"), who are listed below with titles as of December 31, 2019:

•	John L. Forney - CEO

•	B. Bradford Martz - CFO

•	Deepak Menon - Chief Revenue Officer

•	Paul DiFrancesco - Chief Operating Officer

•	Scott St. John - Chief Claims Officer

2019 COMPANY PERFORMANCE HIGHLIGHTS

FINANCIAL HIGHLIGHTS. We increased total revenues as a result of a 9.2% increase in net premiums earned, generated by strong organic growth in new and renewal business in all regions. Net income attributable to United Insurance Holdings Corp. ("UIHC") decreased compared to the prior year primarily due to an increase in loss and loss adjustment expenses. We retained catastrophe losses of $96,875,000 during 2019 which included losses from five named or numbered storms.

($ in thousands, except per share, ratios and policies in-force)	Year Ended December 31,
	2019	2018

Total net revenues	$825,116	$723,942
Consolidated net income attributable to UIHC	(29,872)	290

Net income attributable to UIHC per diluted share	$(0.70)	$0.01

Combined ratio(1)	112.7%	104.3%
Return on average equity, trailing twelve months	(5.6)%	0.1%

Policies in-force	627,230	582,096

(1) Calculated as operating expenses less interest expense relative to net premiums earned.

($ in thousands, except per share and ratios)	December 31, 2019	December 31, 2018	% Change
Investment and Cash holdings	$1,298,780	$1,135,956	14.3%

Book value per share	$11.69	$12.10	(3.4)%

STRATEGIC HIGHLIGHTS. During 2019, we achieved several goals which were consistent with our strategy to become the premier provider of property insurance in catastrophe-exposed areas and are optimistic about future performance for the following reasons:

•
Rates: We saw significant improvements in average premiums on new and renewal business. Retention rates are holding steady and the market is moving with us. The biggest 2019 rate increases are just beginning to flow through our book and the commercial market is hardening.

•
Reserves: Our 2019 strengthening efforts helped drive a 52% increase year-over-year in net loss reserves. We had no adverse development in the fourth quarter of 2019 and accident year 2019 reserve strengthening in the quarter will minimize the reserve risk in 2020.

•	Reinsurance: We have already placed over 85% of our needed capacity for our June 1, 2020 reinsurance program, which limits the exposure to price increases for the renewal program.

•	Capital: Our balance sheet remained strong with leverage metrics within normal ranges. All ratings have been affirmed.

Role of the Compensation and Benefits Committee and Management in the Compensation-Setting Process. Our Committee’s role in reviewing and approving executive compensation includes the annual review and approval of goals and objectives relevant to senior management compensation and approval of stock option and other equity-based awards for the CEO and other senior management under those plans. The Committee's duties and responsibilities are further set forth in the Committee’s charter as described under the section entitled Board Committees above. The Committee's charter can also be found at the following url: http://investors.upcinsurance.com/govdocs.

Compensation for our CEO, including base salary and incentive compensation, is reviewed and approved by the Committee following consultation and input from its independent compensation consultant, Pay Governance LLC.
For our other executives, our CEO makes recommendations to the Committee for base salaries and Annual Incentive Plan targets. The Committee considers those recommendations and other relevant factors in making its final compensation decisions for our executive officers. The incentive compensation plans are described in more detail under the Incentive Compensation subsection of the section titled Elements of Executive Compensation.
The Chairs of the Audit and Investment Committees serve on the Committee. These directors bring information and perspective from the work of other committees to provide insight to assist the Committee in executing its role, including its role in risk management oversight and fulfilling its obligations under its committee charter.

The Committee has the authority to engage consultants and advisors pursuant to its charter. For fiscal 2019, the Committee continued to rely on Pay Governance LLC, which provided assistance to the Committee in competitive trends in executive compensation, marketplace data on executive pay levels, and on the implementation of the Company’s incentive plans. Pursuant to regulatory requirements, the Committee assessed Pay Governance LLC's independence in 2019 and concluded that Pay Governance LLC's work did not raise any conflicts of interest.

Summary of 2019 Compensation Actions. In 2019, our Committee continued its focus on managing our compensation program consistent with our compensation philosophy, which is described below under Overview of our Executive Compensation Philosophy and Objectives. Actions taken or approved by our Committee relative to the compensation programs for our executive officers for 2019 included the following:

•	Reviewed the performance of our CEO and determined his total compensation. This included decisions regarding base salary as seen in the Elements of Executive Compensation section.

•
Reviewed the performance of our other executive officers, including our NEOs, with assistance from our CEO and determined the structure and amount of base salary and bonus compensation for our executive officers for 2019 as seen in the Elements of Executive Compensation and Executive Compensation subsections, respectively.

•
Reviewed the Annual Incentive Plan, which includes both quantitative corporate financial performance targets and an individual qualitative executive performance metric, with seventy percent (70%) of the annual target weighted toward corporate financial performance. The composition and design of our Annual Incentive Plan program is described in more detail in the Elements of Executive Compensation section.

•
Reviewed our Long-Term Incentive Plan grants, which include performance units, as well as time-vested restricted stock units and stock options. The design of our Long-term Incentive Plan is described in more detail in the Elements of Executive Compensation section.

•	Reaffirmed our group of peer companies pursuant to which executive compensation can be measured, both for base salary and incentive-based compensation.

•	Adopted Stock Ownership Guidelines for the CEO, CFO, Section 16 officers and non-employee directors.

•	Implemented a Clawback Policy for Section 16 officers.

•	Implemented an Anti-Hedging Policy Applicable to all employees and non-employee directors.

Overview of our Executive Compensation Philosophy and Objectives. We believe that a skilled, experienced and dedicated senior management team is essential to the future success of our Company and to building stockholder value. In order to attract and retain talented executives with these qualities as well as to motivate management to maximize performance while building stockholder value, we have sought to establish compensation programs that we believe are competitive in the marketplace. We also have a “pay-for-performance” philosophy, meaning that our compensation program is intended to pay above market compensation to our NEOs if the performance of the Company delivers higher value to the stockholders, and below-market compensation if the Company's financial performance delivers below market-median value to its stockholders.

Three long-term objectives drive the Committee’s decisions regarding the executive compensation elements, including incentive plan design and award levels. These objectives are as follows:

Build long-term stockholder value - We provide a significant portion of executive compensation through long-term incentive compensation and stock-based opportunities to emphasize compensation programs that we believe are linked to maximizing stockholder value over the long term;

Drive sustained, strong business and financial results - We provide a significant portion of executive compensation through incentive compensation programs that are linked to our Company achieving targeted increases in earnings per share, return on equity and gross premiums earned; and

Attract, motivate, and retain a highly qualified and effective executive team - The attraction, motivation, and retention of top executive talent is critical to our continued success. Therefore, the Committee considers broad-based surveys that reveal executive compensation levels in the industry to gain a general understanding of compensation practices.

Pay Mix. The key components of our compensation program for our NEOs for 2019 were base salary, annual cash incentive awards under our Annual Incentive Plan, time-vesting restricted stock awards, performance stock units and stock options under our Long-Term Incentive Plan and other compensation consisting primarily of matching 401(k) contributions and health and welfare benefits. Each component of our compensation program has an important role in creating compensation arrangements that motivate and reward strong performance and in retaining the NEOs who deliver robust results.

The Committee prioritizes incentive-based "pay-for-performance" compensation programs when developing annual total compensation for our NEOs.

As shown in the charts below, 65.5% of the total target compensation for our CEO and 56.0% of the total target compensation for all other NEOs in 2019 was linked to annual and long-term performance-based incentives.

Peer Group. To ensure that our NEO compensation program is competitive and will allow us to meet our objective of attracting and retaining talented executives, the Committee, with the assistance of Pay Governance LLC, established a group of peer companies on which to compare compensation for the executives with compensation received by the executives of our competitors. In fiscal 2018, the Committee designated comparison group of sixteen publicly-listed companies of varying sizes within the insurance industry which primarily was used to compare Return on Average Equity under our Long-Term Incentive Plan grants, but which was also used for benchmarking executive compensation. The Committee affirmed the peer group for fiscal 2019. The designated comparison group for 2019 consisted of the following companies:

Company	Ticker	Company	Ticker
1347 Property Insurance Holdings	PIH	Kingstone Companies	KINS
Argo Group	ARGO	National General Holding Corp.	NGHC
Assurant	AIZ	National Security Group	NSEC
Donegal Group	DGICA	Safety Insurance Group	SAFT
Federated National Holding Company	FNHC	Selective Insurance Group	SIGI
HCI Group	HCI	State Auto Financial Corporation	STFC
Heritage Insurance Holdings	HRTG	United Fire Group, Inc.	UFCS
Horace Mann Educators Corporation	HMN	Universal Insurance Holdings, Inc.	UVE

Elements of Executive Compensation.

BASE SALARY. In general, the base salary of each executive is initially established through arm's-length negotiations at the time the individual is hired, including consideration of the individual's qualifications, experience, level of responsibility, as well as internal pay equity considerations. The salaries of our NEOs are set forth in their individual employment agreements. These agreements permit base salary to be increased on an annual basis at the discretion of the Committee during the term of employment. Pursuant to each employment agreement, base salaries may not be decreased during the individual's term of employment.

We believe base salaries should be competitive based upon an executive officer’s scope of responsibilities, the market compensation of similarly situated executives, and the relative talent of the individual executive. When establishing base salary for an executive, we also consider other factors such as internal consistency, and for new hires, salary paid by a former employer. Based on the foregoing considerations, in 2019 the CEO did not recommend, nor did the Committee approve any changes to the salaries for each of the NEOs. Our NEOs' base salaries for 2019 were as follows:

Named Executive Officer	2019 Base Salary
John L. Forney	$1,000,000
B. Bradford Martz	400,000
Deepak Menon	350,000
Paul DiFrancesco	300,000
Scott St. John	300,000

INCENTIVE COMPENSATION. The award of incentive compensation for our NEOs under our Annual Incentive Plan and Long-Term Incentive Plan is based on achieving certain annual corporate performance goals included in our 2013 Omnibus Incentive Plan. As to each performance goal, the relevant measurement of performance will be computed in accordance with generally accepted accounting principles to the extent applicable, but unless otherwise determined by the Committee, will exclude the effect of various items set forth in the "Performance Goals" section in the 2013 Omnibus Incentive Plan.

Annual Incentive Plan - Our NEOs as well as certain other management employees participate in the Annual Incentive Plan, which provides participants an opportunity to earn a cash bonus upon achievement of key financial performance objectives approved by the Committee. Within the overall context of our compensation philosophy and culture, the Annual Incentive Plan:

•	provides competitive levels of total cash compensation;

•	aligns pay with organization and individual performance; and

•	focuses executive attention on key business metrics.

In setting the performance goals under the Annual Incentive Plan, our intention is to provide for challenging and ambitious targets to further our overall goal of increasing stockholder value. Though challenging, we believe the goals are attainable through a collaborative effort by our NEOs. The Committee reviews and approves payouts made under the Annual Incentive Plan. The 2019 Annual Incentive Plan was designed with two metrics:

•	Financial Goals: Represent 70% of target award value equally weighted between Gross Written Premium ("GWP") and Core Earnings Per Share ("CEPS")

•	Individual Qualitative Performance: Represents 30% of target award value.

CEPS is a non-GAAP measure reported by UIHC that excludes from net income the effect of non-cash amortization of intangible assets, unrealized gains and losses on the Company's equity security investments and realized gains and losses on the Company's investment portfolio per diluted share. For the purposes of incentive compensation goal calculations, the Approved Budget and the CEPS shall be further adjusted to remove the after-tax effect of losses from named or numbered tropical windstorms as designated by the National Hurricane Center and earthquakes.

The range of potential payouts under the Fiscal 2019 Annual Incentive Plan is described in the table below:

Performance Metric	Weighting	Threshold (Earns 50%)	Target (Earns 100%)	Maximum (Earns 150%)

GWP	35%	85% of Target	105% of prior year GWP	115% of Target

CEPS	35%	67% of Target	Per Approved Budget	133% of Target

Qualitative Performance	30%		Discretionary Evaluation

Fiscal 2019 GWP was $1,380,268 approximately 105% of target GWP. Fiscal 2019 CEPS of ($1.12) was below threshold. The Committee also determined that each of the NEO's individual performance warranted above-target payment of the qualitative metric. Taking into consideration these outcomes, as well as the NEO's respective contributions to our strategic goals, the Committee approved payment under the Annual Incentive Plan to our

NEOs for 2019 described below and as further detailed in the Summary Compensation Table under the column titled Non-Equity Incentive Plan Compensation. The following table sets forth the calculation of annual incentive award payments to each of our NEOs for fiscal 2019 after applying the performance metrics and individual performance objectives evaluations:

NEO	Target Award	Weighted Average (GWP and CEPS)	Weighted Qualitative Performance	AIP Payout % of Target	AIP Payout
John L. Forney	$1,000,000	40.8%	45.0%	86.0%	$857,786
B. Bradford Martz	$250,000	40.8%	39.2%	80.0%	$200,000
Deepak Menon	$225,000	40.8%	45.0%	86.0%	$193,024
Paul DiFrancesco	$175,000	40.8%	45.0%	86.0%	$150,000
Scott St. John	$150,000	40.8%	45.0%	86.0%	$128,693

Long-Term Incentive Plan - The Committee implemented our Long-Term Incentive Plan because it believes that long-term incentives are an essential part of our total compensation package, which is intended to promote ownership, higher performance and ultimately higher stockholder return. Additionally, the Committee intends for the Long-Term Incentive Plan to further the following four key objectives that fit within the overall context of our compensation philosophy and culture:

•	Pay for Performance: Emphasize variable compensation that is linked to our performance, to generate and reward superior corporate performance;

•	Alignment of Interests: Incorporate performance metrics that link executives' incentive goals with the interests of our stockholders;

•	Long-Term Success: Support and reward executives for consistent performance over time and achievement of our long-term strategic goals; and

•	Retention: Attract and retain highly qualified executives whose abilities are critical to our success and competitive advantage.

Under our long-term incentive program, we historically made annual grants of time-vesting restricted stock to our executive officers if predetermined corporate performance targets were achieved. Generally, if the performance targets were hit in year one, time-based restricted stock was granted in year two. Restricted stock awards for our NEOs vested ratably over the three years following the grant date, contingent on continued employment, unless the executive was terminated by us other than for cause. The number of shares of time-vesting restricted stock granted was based on the target dollar value of the award divided by the closing price of our stock on the date of grant.
In fiscal 2018, Pay Governance LLC assisted the Committee in revising our long-term incentive program to incorporate both performance and time-based awards. The Committee believes this plan design is consistent with the goal of attracting and retaining highly qualified executives, while rewarding company performance aligned with the interests of our stakeholders.
In fiscal 2019, we granted restricted stock units, performance stock units and stock options to our NEOs which vest ratably over the three years following the grant date, also contingent on continued employment and meeting performance goals. The program design is described below:

Vehicle	Percentage of Target Award	Key Metrics
Options	25%	• Granted at fair value under the Black-Scholes Model • Vest ratably over three years • Exercise price set at fair market value on the date of grant

Restricted Stock Units ("RSUs")	25%	• Granted at fair market value on the date of grant • Vest ratably over three years

Performance Stock Units ("PSUs")	50%	• Granted at fair value • One third of award will vest each April subject to performance against the peer group • Allows for vesting between 50% Threshold and 150% of target award (Maximum)
For the fiscal 2019 PSUs, the Committee utilized the Company's GAAP Return on Average Equity ("GAAP ROAE") versus that of its peers as the performance metric. The Committee set a target goal for PSUs that is challenging, but capable of being achieved with significant performance. Failure to achieve threshold performance of 750 basis points below the peer group median in any fiscal year will result in failure of vesting of that tranche of the award. The award of each tranche of PSUs is capped at 150% of target if the Company's performance is 750 basis points above the peer group median. Based on fiscal 2019 financial results, the Company's GAAP ROAE was below the peer group median and below the threshold, resulting in a forfeiture of the second tranche of the fiscal 2018 PSUs and the first tranche of the fiscal 2019 PSUs.

NEO	Fiscal 2019 PSU Grant	PSUs Eligible for Vesting in 2020	First Tranche Earned PSUs
John L. Forney	31,385	10,462	—
Brad Martz	10,880	3,627	—
Deepak Menon	8,500	2,833	—
Paul DiFrancesco	6,800	2,267	—
Scott St. John	5,440	1,813	—

NEO	Fiscal 2018 PSU Grant	PSUs Eligible for Vesting in 2020	First Tranche Earned PSUs	Second Tranche Earned PSUs
John L. Forney	29,354	9,785	6,996	—
Brad Martz	10,176	3,392	2,425	—
Deepak Menon	7,950	2,650	1,895	—
Paul DiFrancesco	6,360	2,120	1,516	—
Scott St. John	5,088	1,696	1,213	—

OTHER COMPENSATION. We adopted a 401(k) plan that generally covers all of our employees who have completed 90 days of service. Pursuant to our 401(k) plan, participants may elect to make pre-tax contributions up to the statutorily prescribed annual limits. Our NEOs receive matching contributions under our 401(k) plan in the same manner as all of our employees who participate in the plan. During 2019, we matched 100% of each participant's pre-tax contributions up to the first 5% of such participant's base salary up to the maximum allowed by the plan.
Our executive officers receive health and welfare benefits, such as group medical, group life, group dental, and short-term and long-term disability coverage. We believe that our executives should be able to provide for their retirement needs from the total annual compensation they earn based on our Company's performance. Accordingly, other than employer matching contributions to the accounts of our NEOs under our 401(k) Plan (at the same matching contribution rate that we provide to all eligible full-time employees), we do not offer executives participation in any qualified or non-qualified pension plans, supplemental executive retirement plans, deferred compensation plans or other forms of compensation for retirement.

Other Highlights of Our Compensation Programs. We periodically review best practices in the area of executive compensation and update our compensation policies and practices to reflect those that we believe are appropriate for our company. In addition to the short- and long-term performance compensation described in the Elements of Executive Compensation section above, our program also includes the following:

•	We pay for performance, offering our NEOs the opportunity to earn a substantial amount of variable compensation based on our Company achieving certain performance targets.

•
We encourage long-term decision making, as our annual Long-Term Incentive Plan awards span a three-year time period, and the ultimate value of the options granted and performance stock units earned are determined by our performance over the three years.

•	We do not provide heightened change of control severance benefits for any NEOs, other than Mr. Forney, under their employment agreements.

•	Our equity compensation plan does not permit repricing of stock options without stockholder approval.

•	We do not guarantee salary increases or bonuses for our executive officers.

Stock Ownership Guidelines. In 2019, the Board adopted stock ownership guidelines ("Ownership Guidelines") for our CEO, CFO, other Section 16 officers and members of our Board. The Ownership Guidelines were adopted to demonstrate the Company’s commitment to stockholders and employees, customers and vendors.
The following Ownership Target Amount categories will remain in place until changed by the Compensation and Benefits Committee:

Non-Employee Board members	4 X Annual Cash Retainer
Chief Executive Officer	5 X Annual Base Salary
Chief Financial Officer	3 X Annual Base Salary
Other Section 16 Officers	2 X Annual Base Salary

Securities eligible to meet the targets include the following:

•
Stock held individually or jointly with a spouse or held in trust for others, whether purchased on the open market, received upon vesting of Restricted Stock or Restricted Stock Units, received upon the exercise of stock options, or otherwise

•	Unvested Restricted Stock or Units, unless vesting is performance-based

•	Any Company stock held within a 401(k) account

Stock options (vested or unvested), Performance Stock or Units (unearned), and pledged securities are not eligible securities for purposes of complying with these ownership targets.

Covered Individuals employed or serving as non-employee Board members as of August 1, 2019 on the Effective Date shall have until December 31, 2024 to meet these ownership targets, except that any Covered Individuals hired, promoted or elected to the Board within twelve months preceding August 1, 2019 shall have until December 31, 2025 to meet these ownership targets. Covered Individuals hired, promoted or elected after August 1, 2019 shall have five years from the date of hiring, promotion or election, as applicable, to reach the applicable ownership target.

Compensation Clawback Policy. On March 21, 2019, the Compensation and Benefits Committee adopted the Compensation Clawback and Recoupment Policy (“Clawback Policy”), which provides for the recoupment of bonus or incentive-based compensation paid or to be paid to the Company’s Section 16 officers in the event of a restatement of financial results or similar revisions of performance indicators upon which incentive compensation is based.

Anti-Hedging Policy. On July 31, 2019, our Board adopted an anti-hedging policy. Under the Anti-Hedging Policy, all Company employees, officers and directors are prohibited from engaging in transactions that are designed to or that may reasonably be expected to have the effect of hedging of any securities of the Company, either through transactions in the Company’s securities or through the use of financial instruments designed for such purposes, such as prepaid variable forward contracts, short sale instruments, puts, calls, equity swaps, collars, units of exchangeable funds or other derivative instruments.
Severance and Change of Control Arrangements. We offer severance benefits because we compete for executive talent in a highly competitive market in which companies routinely offer similar benefits to NEOs. We have entered into employment agreements with each of our NEOs, which provide for severance benefits if we terminate the NEO without cause. These severance benefits consist of base salary continuation, paid COBRA coverage for a period of time specified in the employment agreements, a prorated portion of the executive’s annual incentive bonus, and in the case of our CEO, accelerated vesting of a portion of his then unvested restricted stock granted under his employment agreement. Additionally, under the terms of restricted stock awards granted to our NEOs pursuant to the fiscal 2019 awards, accelerated vesting of any unvested restricted stock and option awards granted in fiscal 2019 will only be accelerated in the event of a termination without cause or for "good reason" within two years following a change in control. Additionally, in 2018, the Company amended Mr. Forney’s employment agreement to eliminate the gross-up for, and modify the treatment of, amounts payable to Mr. Forney following a change in control, that may be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended. Please refer to the discussion below under Potential Payments upon Termination or Change of Control for a more detailed discussion of our severance and change of control arrangements.
Advisory Votes on Compensation. The Board recognizes the fundamental interest that our stockholders have in the compensation of our executive officers. At the 2019 Annual Meeting of Shareholders, approximately 99% of the votes cast were in support of the compensation of the Company's executive officers. This vote did not affect the Company's 2019 compensation program. Future advisory votes on executive compensation will serve as an additional tool to guide the Committee in evaluating the alignment of the Company's executive compensation program with the interests of the Company and its stakeholders.
Tax Considerations. The Committee has considered the impact of Section 162(m) of the Code with respect to the compensation paid to our NEOs. As relevant to 2019 compensation, Section 162(m) places a limit of $1 million on the amount of compensation that a publicly held corporation may deduct in any one year with respect to any person who is or at any time after December 31, 2016 was its CEO, CFO or one of its three other most highly compensated executive officers, with certain exceptions for agreements that were in effect as of November 17, 2017. The Committee recognizes the need to retain flexibility to make compensation decisions that may result in the payment of compensation that is not deductible and accordingly reserves the authority to approve potentially non-deductible compensation when deemed appropriate.
Compensation and Benefits Committee Report. Our Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussions, our Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Kent G. Whittemore, Chair
Sherrill W. Hudson
Alec L. Poitevint, II

EXECUTIVE COMPENSATION

2019 SUMMARY COMPENSATION TABLE

The following Summary Compensation Table displays the compensation received by each of our NEOs during the years ended December 31, 2019, 2018 and 2017:

	Year	Salary	Bonus	Stock Awards(1)	Option Awards (2)	Non-Equity Incentive Compensation Plan(3)	All Other Compensation(4)	Total
John L. Forney	2019	$1,000,000	$—	$765,000	$255,000	$857,786	$45,132	$2,922,918
President and CEO	2018	1,000,000	—	899,993	443,832	900,000	25,532	3,269,357
	2017	1,000,000	—	322,200	—	1,000,000	25,032	2,347,232
B. Bradford Martz	2019	400,000	—	265,200	88,400	200,000	27,288	980,888
Chief Financial Officer	2018	381,250	—	311,997	153,862	225,000	18,860	1,090,969
	2017	325,000	—	200,100	—	250,000	7,745	782,845
Deepak Menon	2019	350,000	—	207,188	69,062	193,024	25,025	844,299
Chief Revenue Officer	2018	343,750	—	243,747	120,201	219,375	18,860	945,933
	2017	325,000	—	280,650	—	210,000	18,360	834,010
Paul DiFrancesco	2019	300,000	—	165,750	55,250	150,000	31,294	702,294
Chief Operating Officer	2018	287,500	—	194,996	96,161	170,625	26,084	775,366
	2017	250,000	—	216,210	—	180,000	16,530	662,740
Scott St. John	2019	300,000	—	132,600	44,200	128,693	30,509	636,002
Chief Claims Officer	2018	287,500	—	155,998	76,927	146,250	23,344	690,019
	2017	250,000	—	48,330	—	150,000	12,036	460,366

(1)
Represents aggregate grant date fair value of the restricted stock units and performance units awarded to Messrs. Forney, Martz, Menon, DiFrancesco and St. John. Includes restricted stock units and performance units granted to Messrs. Forney, Martz, Menon, DiFrancesco and St. John pursuant to our Long-Term Incentive Plan as well as outside of our Long-Term Incentive Plan, which resulted in grants to each of these executives of the aggregate number of shares of restricted stock units and performance units shown in the table below:

	2019	2018	2017
John L. Forney	47,077	44,031	20,000
B. Bradford Martz	16,320	15,264	12,500
Deepak Menon	12,750	11,925	17,500
Paul DiFrancesco	10,200	9,540	13,500
Scott St. John	8,160	7,632	2,000

The value of the stock awards was computed in accordance with Financial Accounting Standards Board Codification Topic 718, Compensation - Stock Compensation. The amounts included in this column for the performance units granted during 2019 are calculated based on the probable satisfaction of the performance conditions for such awards as of the date of grant. Assuming the highest level of performance is achieved for the performance units granted in 2019, the maximum value of such performance units would be as follows: Mr. Forney - $765,000; Mr. Martz - $265,200; Mr. Menon - $207,188; Mr. DiFrancesco - $165,750; and Mr. St. John - $132,600. See Note 19 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, for a discussion of the relevant assumptions used in calculating the value of the awards granted prior to December 31, 2019.

(2)
Represents aggregate grant date fair value of the stock options awarded to Messrs. Forney, Martz, Menon, DiFrancesco and St. John, computed in accordance with Financial Accounting Standards Board Codification Topic 718, Compensation - Stock Compensation. See Note 19 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, for a discussion of the relevant assumptions used in calculating the value of the awards granted prior to December 31, 2019.

(3)	Represents the amounts earned under our Annual Incentive Plan for fiscal years 2019, 2018, and 2017.

(4)
Represents Company match under our 401(k) plan, group term life insurance, employer contributions to health savings accounts and dividend equivalent units. For the year ended December 31, 2019, Messrs. Forney, Martz, Menon, DiFrancesco, and St. John received the following:

	401 K Employer Match	Group Term Life Insurance	Health Savings Account Employer Contribution	Dividend Equivalent Units (DEUs)
John L. Forney	$25,000	$1,032	$2,000	$17,100
B. Bradford Martz	19,000	360	2,000	5,928
Deepak Menon	19,000	360	1,000	4,665
Paul DiFrancesco	25,000	1,584	1,000	3,710
Scott St. John	25,000	552	2,000	2,957

2019 GRANTS OF PLAN BASED AWARDS TABLE

The following table contains information concerning the plan-based equity and non-equity awards that were granted to our NEOs in 2019. The amounts shown in the columns under the heading "Estimated Future Payouts Under Non-Equity Incentive Plan Awards" represent potential future payments at the time of the grant only. At the time of the grant, whether these amounts (or any portion thereof) would ultimately be received by the NEOs was uncertain because the awards were contingent on the achievement of performance goals and the NEOs' continued employment. The awards in the columns under the heading "Estimated Future Payouts Under Non-Equity Incentive Plan Awards" were granted under our annual cash incentive program for 2019, as indicated, and payment was contingent on our achievement of a given level of corporate performance, as described above in the section titled Compensation of Executive Officers - Compensation Discussion and Analysis - Elements of Executive Compensation. The amounts, if any, actually earned and paid to our NEOs for 2019 under our Annual Incentive Plan are shown in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table above.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All other stock awards: Number of shares of stock or units (#)(3)	All other option awards: Number of shares of stock or units (#)	Exercise or base price of option awards ($/sh)	Grant Date Fair Value of Stock Awards($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
JOHN L. FORNEY	N/A	—	1,000,000	—
	4/3/19				15,693	31,385	47,078				510,000
	4/3/19							15,692			255,000
	4/3/19								42,548	16.25	255,000
B. BRADFORD MARTZ	N/A	—	250,000	—
	4/3/19				5,440	10,880	16,320				176,800
	4/3/19							5,440			88,400
	4/3/19								14,750	16.25	88,400
DEEPAK MENON	N/A	—	225,000	—
	4/3/19				4,250	8,500	12,750				138,125
	4/3/19							4,250			69,063
	4/3/19								11,523	16.25	69,062
PAUL DIFRANCESCO	N/A	—	175,000	—
	4/3/19				3,400	6,800	10,200				110,500
	4/3/19							3,400			55,250
	4/3/19								9,219	16.25	55,250
SCOTT ST. JOHN	N/A	—	150,000	—
	4/3/19				2,720	5,440	8,160				88,400
	4/3/19							2,720			44,200
	4/3/19								7,375	16.25	44,200

(1)
Amounts reflected under the "Estimated Future Payouts Under Non-Equity Incentive Plan Awards" column of the table above represent only potential payments to NEOs under our Annual Incentive Plan, based upon the Compensation and Benefits Committee's discretionary assessment of performance for the year, subject to achievement of specified performance objectives. The amounts actually earned and paid to our NEOs for 2019 under these awards are shown in the Non-Equity Incentive Plan Compensation column in the Summary Compensation table above.

(2)
Amounts reflected under the "Estimated Future Payouts Under Equity Incentive Plan Awards" column of the table above represent the award opportunities for NEOs under our Long-Term Incentive Plan, based upon the Compensation and Benefits Committee's discretionary assessment of performance over the performance period from January 1, 2019 to December 31, 2019, subject to achievement of specified performance objectives. This table excludes DEUs distributed throughout the year.

(3) Amounts reflected under the "All other stock awards: Number of shares of stock or units" column of the table above represent time-vested restricted stock unit awards. This table excludes DEUs distributed throughout the year.

(4)
Represents grant date fair value as calculated pursuant to ASC Topic 718. The amounts included in this column for the performance units granted during 2019 are calculated based on the probable satisfaction of the performance conditions for such awards as of the date of grant.

NARRATIVE DISCLOSURE TO 2019 SUMMARY COMPENSATION TABLE AND
2019 GRANTS OF PLAN-BASED AWARDS TABLE

Certain elements of compensation set forth in the Summary Compensation Table for Year Ended December 31, 2019 and Grants of Plan-Based Awards for Year 2019 Table reflect the terms of employment agreements between us and certain of the NEOs.

JOHN L. FORNEY

We are a party to an employment agreement with Mr. Forney entered into on June 8, 2012 and amended and restated on April 21, 2017 and October 16, 2018. The agreement has an initial term of five years from the renewal date, after which it remains effective for successive one-year terms until we give or are provided by Mr. Forney with 90 days’ notice of termination prior to the end of the then-effective tern, or certain other termination events occur. Mr. Forney would be entitled to severance in the event of our termination of his employment without cause or his resignation in connection with a change in control or for good reason (as discussed below under the heading Potential Payments upon Termination or Change of Control). The amended and restated agreement provides for a minimum base salary of $1,000,000 per year, subject to annual increase at the discretion of our Compensation and Benefits Committee. In addition, pursuant to his employment agreement, Mr. Forney is eligible to receive annual performance-based cash bonuses, participate in our Long-Term Incentive Plan, and receive awards of restricted equity at the sole discretion of our Compensation and Benefits Committee. The Compensation and Benefits Committee has discretion to pay additional compensation as it sees fit.

B. BRADFORD MARTZ

We are a party to an employment agreement with Mr. Martz entered into on October 31, 2012 and amended and restated on December 12, 2016. The agreement was further amended on December 12, 2019, to include a provision that acknowledges compensation under the agreement will be subject to the Company’s clawback policy. The agreement will remain effective until we give or are provided by Mr. Martz with 30 days’ notice of termination, or certain other termination events occur. The agreement provides for a base salary of $225,000 per year. Mr. Martz’s salary was increased to $325,000 commencing March 1, 2016. This salary remained in effect through 2017. In addition, pursuant to his employment agreement Mr. Martz is eligible to receive annual performance-based cash bonuses at the discretion of our Compensation and Benefits Committee. Mr. Martz would be entitled to severance in the event his employment is terminated by us or himself without cause (as discussed below under the heading Potential Payments upon Termination or Change of Control). The Compensation and Benefits Committee has discretion to pay additional compensation as it sees fit.

DEEPAK MENON

We are a party to an employment agreement with Mr. Menon entered into on July 10, 2013 and amended and restated on December 12, 2016. The agreement was further amended on December 12, 2019, to include a provision that acknowledges compensation under the agreement will be subject to the Company’s clawback policy. The agreement will remain effective until we give or are provided by Mr. Menon with 30 days’ notice of termination, or certain other termination events occur. The agreement provides for an initial base salary of $200,000 per year, subject to annual review and adjustment at the discretion of our Compensation and Benefits Committee. Pursuant to this provision, Mr. Menon’s salary was increased to $325,000 commencing March 1, 2016. This salary remained in effect through 2017. In addition, pursuant to his employment agreement, Mr. Menon is eligible to receive annual performance-based cash bonuses at the discretion of our Compensation and Benefits Committee. Mr. Menon would be entitled to severance in the event his employment is terminated by us or himself without cause (as discussed below under the heading Potential Payments upon Termination or Change of Control). The Compensation and Benefits Committee has discretion to pay additional compensation as it sees fit.

PAUL DIFRANCESCO

We are a party to an employment agreement with Mr. DiFrancesco entered into on August 10, 2016. The agreement was further amended on August 10, 2019, to include a provision that acknowledges compensation under the agreement will be subject to the Company’s clawback policy. The agreement will remain effective for one-year terms that automatically renew each August 10 until we give or are provided by the applicable executive with 30 days’ notice of termination, or certain other termination events occur. The agreement provides for an initial base salary of $250,000 per year, subject to annual review and adjustment at the discretion of our Compensation and Benefits Committee. This salary remained in effect for Mr. DiFrancesco through 2017. In addition, Mr. DiFrancesco is eligible to receive annual performance-based cash bonuses at the discretion of our Compensation and Benefits Committee. Mr. DiFrancesco would be entitled to severance in the event his employment is terminated by us or himself without cause (as discussed below under the heading Potential Payments upon Termination or Change of Control). The Compensation and Benefits Committee has discretion to pay additional compensation as it sees fit.

SCOTT ST. JOHN

We are a party to an employment agreement with Mr. St. John entered into on August 10, 2016. The agreement was further amended on August 5, 2019, to include a provision that acknowledges compensation under the agreement will be subject to the Company’s clawback policy. The agreement will remain effective for one-year terms that automatically renew each August 10 until we give or are provided by the applicable executive with 30 days’ notice of termination, or certain other termination events occur. The agreement provides for an initial base salary of $250,000 per year, subject to annual review and adjustment at the discretion of our Compensation and Benefits Committee. This salary remained in effect for Mr. St. John through 2017. In addition, Mr. St. John is eligible to receive annual performance-based cash bonuses at the discretion of our Compensation and Benefits Committee. Mr. St. John would be entitled to severance in the event his employment is terminated by us or himself without cause (as discussed below under the heading Potential Payments upon Termination or Change of Control). The Compensation and Benefits Committee has discretion to pay additional compensation as it sees fit.

2019 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE

The following table sets forth certain information with respect to our NEOs concerning restricted stock awards that have not vested as of December 31, 2019.

	Grant Date(3)	Number of securities underlying unexercised option (#) exerciseable	Number of securities underlying unexerciseable options (#) unexerciseable	Option exercise price ($)	Option expiration date	Number of shares or units that have not vested (1) (#)	Market $ value of shares or units that have not vested (2) ($)	Equity incentive plan awards; number of unearned shares that have not vested (3) (#)	Equity incentive plan awards; market value of unearned shares that have not vested (4) ($)
JOHN L. FORNEY	March 16, 2017	—	—	—	—	6,666	84,058	—	—
	September 18, 2018	4,893	9,784	20.94	9/18/28	9,988	125,949	9,990	125,974
	October 5, 2018	13,022	26,044	21.13	10/5/28	—	—	—	—
	April 3, 2019	—	42,548	16.25	4/3/29	15,910	200,625	15,911	200,638
B. BRADFORD MARTZ	March 16, 2017	—	—	—	—	1,666	21,008	—	—
	September 18, 2018	1,696	3,392	20.94	9/18/28	3,462	43,656	3,463	43,668
	October 5, 2018	4,515	9,028	21.13	10/5/28	—	—	—	—
	April 3, 2019	—	14,750	16.25	4/3/29	5,516	69,557	5,516	69,557
DEEPAK MENON	March 16, 2017	—	—	—	—	3,333	42,029	—	—
	September 18, 2018	1,325	2,650	20.94	9/18/28	2,705	34,110	2,706	34,123
	October 5, 2018	3,527	7,053	21.13	10/5/28	—	—	—	—
	April 3, 2019	—	11,523	16.25	4/3/29	4,309	54,336	4,310	54,349
PAUL DIFRANCESCO	March 16, 2017	—	—	—	—	2,000	25,220	—	—
	September 18, 2018	1,060	2,120	20.94	9/18/28	2,163	27,275	2,164	27,288
	October 5, 2018	2,822	5,642	21.13	10/5/28	—	—	—	—
	April 3, 2019	—	9,219	16.25	4/3/29	3,447	43,467	3,448	43,479
SCOTT ST. JOHN	March 16, 2017	—	—	—	—	666	8,398	—	—
	September 18, 2018	848	1,696	20.94	9/18/28	1,730	21,815	1,732	21,841
	October 5, 2018	2,257	4,514	21.13	10/5/28	—	—	—	—
	April 3, 2019	—	7,375	16.25	4/3/29	2,758	34,778	2,758	34,778

(1)
Shares granted on March 16, 2017 related to the 2016 performance year were issued as part of the 2013 Omnibus Incentive Plan, and vest ratably over three years on the anniversary of the grant date. Shares granted on September 18, 2018 related to the 2017 performance year were issued as part of the 2013 Omnibus Incentive Plan. The restricted stock units vest ratably over three years on the anniversary of the grant date. Shares granted on April 3, 2019 related to the 2018 performance year were issued as part of the 2013 Omnibus Incentive Plan, and vest ratably over three years on the anniversary of the grant date.

(2)	Based on market value as of December 31, 2019 of $12.61 per share, which was the closing sale price of a share of our common stock on the last trading day of the year.

(3)	The performance stock units vest ratably over three years beginning on the grant date, subject to the satisfaction of the applicable performance goals.

(4)
Based on market value as of December 31, 2019 of $12.61 per share, which was the closing sale price of a share of our common stock on the last trading day of the year. In accordance with the SEC executive compensation disclosure rules, the amounts reported are based on achieving the threshold performance goals.

OPTION EXERCISES AND STOCK VESTED IN 2019

The following table contains information concerning option awards that were exercised by our NEOs and restricted stock that vested in 2019.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
JOHN L. FORNEY	—	$—	25,350	$400,851
B. BRADFORD MARTZ	—	—	7,299	114,459
DEEPAK MENON	—	—	9,924	158,976
PAUL DIFRANCESCO	—	—	4,605	722,228
SCOTT ST. JOHN	—	—	2,750	42,382

(1)
Represents the gross number of shares vesting during 2019. The following number of shares were forfeited by each executive to pay for related taxes during 2019: Mr. Forney - 10,040 shares with a value of $159,001, Mr. Martz - 2,396 shares with a value of $37,720, Mr. Menon - 3,201 shares with a value of $51,366, Mr. DiFrancesco - 1,474 shares with a value of $23,185 and Mr. St. John - 875 shares with a value of $13,533.

(2)	Represents the gross number of shares vesting multiplied by the closing price of our common stock on the Nasdaq Stock Market on the date of vesting.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The information below describes certain compensation and benefits to which our NEOs are entitled in the event their employment is terminated under certain circumstances and/or change of control occurs. See the table at the end of this section for the amount of compensation and benefits that would have become payable under existing plans and contractual arrangements assuming a termination of employment and/or change of control had occurred on December 31, 2019, assuming a market value of our common stock on that date of $12.61 per share, which was the closing sale price of a share of our common stock on such date, given the NEOs' compensation and service levels as of such date. There can be no assurance that an actual triggering event would produce the same or similar results as those estimated if such event occurs on any other date or at any other price, or if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.

TERMINATION WITHOUT CAUSE OR RESIGNATION FOR GOOD REASON

As described above, we are a party to employment agreements with each of our NEOs, all of which were entered into prior to December 31, 2019. Under each employment agreement, "cause" means (i) any action or omission of the executive which constitutes a material breach of the employment agreement, (ii) willful (only if done or omitted to be done without a good faith reasonable belief that such act or failure to act was in the best interests of the Company) failure to perform the duties assigned to the executive by the Board (or the CEO or the Board, with respect to NEOs other than Mr. Forney); (iii) fraud, breach of fiduciary duty, embezzlement or misappropriation as against the Company, or (iv) the conviction (from which no appeal can be taken) of the executive for any criminal act which is a felony.

Under Mr. Forney's employment agreement, we are required to provide Mr. Forney with 30 days' prior notice to terminate his employment without cause. Upon such a termination, Mr. Forney would be entitled to:

•	payment of all accrued payments in full within the next normal payroll period following termination;

•
a severance payment equal to (i) three times the highest annual base salary received by Mr. Forney in any of the five years preceding his termination and (ii) an amount equal to three times the highest annual bonus received by Mr. Forney in any of the five years preceding his termination;

•	a stock award equal to three times the highest value of restricted stock (or other equity-based award) awarded to Mr. Forney in any one of the five years preceding his termination;

•	any annual incentive bonuses earned but not yet paid for any completed full fiscal year immediately preceding the employment termination date;

•
the annual incentive bonus for the fiscal year in which employment termination occurs to which Executive would have been entitled if employed at the conclusion of the fiscal year, paid based on actual performance achieved for the fiscal year; and

•
generally, continued participation (through COBRA or otherwise), on substantially the same terms and conditions as in effect for Mr. Forney (including any required contribution) immediately prior to termination of employment, in our medical, dental, disability and life insurance programs for (i) 24 months after termination, if termination occurs within the initial five-year term of employment or (ii) until the end of the current employment term year in which termination occurs, if termination occurs beyond the initial five-year term of employment and we fail to provide Mr. Forney with 90 days' notice of termination.

In addition to the severance above, remaining equity stock awards, if any, for the year of separation would automatically and immediately vest in full. Any equity stock award for any years prior to the year of separation would remain unchanged and would be governed by the plan documents.

Mr. Forney would receive these same benefits if he were to terminate employment for good reason. “Good reason” means, without Mr. Forney's written consent: (a) a reduction by the Company in Mr. Forney's base salary ; (b) the Board materially reduces (including as a result of any co-sharing of responsibilities arrangement), other than during any period of illness or incapacity, of Mr. Forney’s authority, responsibilities, or duties such that Mr. Forney no longer has the title of, or serves or functions as, CEO of the Company (or, if following a change in control, the Company is not publicly traded, and Mr. Forney is no longer CEO of a publicly traded successor or parent of the Company); (c) the Company removes Mr. Forney from his position as a director of the Company; (d) the Company requires Mr. Forney to be permanently based at a location in excess of 35 miles from the location of the Company’s principal executive office as of the effective date of Mr. Forney's employment agreement; (e) the Company fails to obtain the written assumption of its obligations under Mr. Forney's employment agreement by a successor, at a time not later than the consummation of a merger, consolidation or sale of the Company; or (f) a material breach by the Company of its obligations under Mr. Forney's employment agreement.

Previously, Mr. Forney’s employment agreement entitled him to a gross-up payment to account for any excise tax that would be imposed for payments and benefits that would constitute "excess parachute payments" under Section 4999 of the Internal Revenue Code following a change in control event. In 2018, Mr. Forney’s employment agreement was amended to instead include a “best net” provision. Under this new provision, the Company will not provide a gross-up payment for such an excise tax and will instead reduce payments to Mr. Forney such that the aggregate amount equals the maximum amount that can be paid without triggering the imposition of the excise tax, if the net amount received by Mr. Forney on an after-tax basis would be greater than it would be absent such a reduction.

If Mr. Forney terminates employment by providing us, with at least 90 days' written notice of his decision not to extend his employment term, Mr. Forney would be entitled to receive payment of any unpaid base salary accrued through the effective date of termination, as well as any expense reimbursement. He would be owed any benefits under any benefit plans (in accordance with the terms of such plans). Any annual incentive bonuses earned but not yet paid for any completed full fiscal year immediately preceding the termination date would also be paid to Mr. Forney. Any remaining restricted stock awarded based on the achievement of performance goals for the year of separation would vest in full, automatically and immediately, upon termination.

Under the employment agreements for the NEOs other than Mr. Forney, employment continues for automatic one-year renewal terms unless either the Company or the NEO provides 30 days' written notice of intent to non-renew. If any NEO's employment is terminated without cause (as defined above), termination would take effect immediately and each executive would be entitled to severance in the form of base salary continuation for the remainder of the then-effective term or 180 days, whichever is greater. All NEOs other than Mr. Forney would also be owed any benefits under any expense reimbursement and any benefit plans (in accordance with the terms of such plans) and would be entitled to up to 120 days of COBRA continuation coverage, until the NEO became eligible for comparable benefits with a subsequent employer. Any annual incentive bonuses earned but not yet paid for any completed full fiscal year immediately preceding the termination date would also be paid to the NEO. If termination occurs prior to the end of any fiscal year, a pro rata annual incentive bonus for the fiscal year in which termination occurs (determined and paid based on actual performance achieved for that fiscal year against the performance goals for that fiscal year) to which the NEO would have been entitled if employed at the conclusion of the fiscal year would be paid in full within 90 days following completion of the fiscal year. Any remaining restricted stock awarded based on the achievement of performance goals for the year of separation would vest in full, automatically and immediately, upon termination. Our NEOs other than Mr. Forney do not have "good reason" provisions in their employment agreements.

TERMINATION FOR CAUSE

If any NEO's employment is terminated for cause (as defined above), he would be entitled to receive payment of any unpaid base salary accrued through the effective date of termination, as well as any expense reimbursement. He would be owed any benefits under any benefit plans (in accordance with the terms of such plans). Any annual incentive bonuses earned but not yet paid for any completed full fiscal year immediately preceding the termination date would also be paid to the NEO. Any such payments must be made on or before March 15th of the year following the NEO's termination for cause.

TERMINATION DUE TO DEATH OR DISABILITY

If any NEO's employment is terminated due to death or disability, he (or his estate or legal representatives (as applicable)) would be entitled to receive payment of any unpaid base salary accrued as of the date of termination of employment, reimbursement for expenses incurred, any benefits under any benefit plans (in accordance with the terms of such plans), any annual incentive bonuses earned but not yet paid for any completed full fiscal year immediately preceding the termination date, and if termination occurs prior to the end of any fiscal year, a pro rata annual incentive bonus for the fiscal year in which termination occurs (determined and paid based on actual performance achieved for that fiscal year against the performance goals for that fiscal year) to which the NEO would have been entitled if employed at the conclusion of the fiscal year. In addition, in the case of termination of employment due to the NEO's death, we would continue to provide all benefits applicable to the NEO's family for six months. Any such payments would be made on or before March 15th of the year following death or disability. Any remaining restricted stock awarded based on the achievement of performance goals for the year of separation would vest in full, automatically and immediately, upon termination.

OTHER RESIGNATION

Upon a voluntary resignation, each NEO other than Mr. Forney would be entitled to receive base salary continuation through the later of (i) the last day of the then-effective employment term and (ii) 180 days after termination. All of our NEOs would be owed any earned benefits under any benefit plans (in accordance with the terms of such plans). Any annual incentive bonuses earned but not yet paid for any completed full fiscal year immediately preceding the termination date, would also be paid to the NEO. For all NEOs, any remaining restricted stock awarded would be forfeited upon resignation.

The table below sets forth the estimated value of the potential payments to each of the NEOs, assuming the employment of each executive was terminated on December 31, 2019. The figures in the table below are based on the employment agreements in effect on December 31, 2019.

	Termination without cause(1)	Termination with cause	Termination due to death	Termination due to disability	Termination due to voluntary resignation
JOHN L. FORNEY
Severance payment	$6,000,000	$—	$—	$—	$—
Equity stock award	2,699,979	—	—	—	—
Benefits	—	—	19,860	—	—
COBRA coverage	42,454	—	—	—	—
Most recent annual incentive bonus	857,786	857,786	857,786	857,786	857,786
Acceleration of restricted stock awards (2)	1,951,473	—	1,951,473	1,951,473	—
B. BRADFORD MARTZ
Salary continuation	200,000	—	—	—	200,000
Benefits	—	—	14,475	—	—
COBRA coverage	4,062	—	—	—	4,062
Most recent annual incentive bonus	200,000	200,000	200,000	200,000	200,000
Acceleration of restricted stock awards (2)	668,380	—	668,380	668,380	—
DEEPAK MENON
Salary continuation	175,000	—	—	—	175,000
Benefits	—	—	13,224	—	—
COBRA coverage	2,817	—	—	—	2,817
Most recent annual incentive bonus	193,024	193,024	193,024	193,024	193,024
Acceleration of restricted stock awards (2)	547,779	—	547,779	547,779	—
PAUL DIFRANCESCO
Salary continuation	150,000	—	—	—	150,000
Benefits	—	—	16,065	—	—
COBRA coverage	2,601	—	—	—	2,601
Most recent annual incentive bonus	150,000	150,000	150,000	150,000	150,000
Acceleration of restricted stock awards (2)	429,811	—	429,811	429,811	—
SCOTT ST. JOHN
Salary continuation	150,000	—	—	—	150,000
Benefits	—	—	17,628	—	—
COBRA coverage	4,235	—	—	—	4,235
Most recent annual incentive bonus	128,693	128,693	128,693	128,693	128,693
Acceleration of restricted stock awards (2)	332,071	—	332,071	332,071	—

(1)	Mr. Forney would receive the same payments in the event of his resignation for good reason as the payments he would receive in the event of his termination without cause.

(2)	Based on a market value as of December 31, 2019 of $12.61 per share, which was the closing sale price of a share of our common stock on such date.

CEO PAY RATIO

Our CEO to median employee pay ratio is calculated in accordance with Item 402(u) of Regulation S-K. We identified the median employee by examining the annual total compensation for all of our associates, excluding our CEO, who were employed by us on December 31, 2019. We included all associates, whether employed on a full-time, part-time or seasonal basis. We annualized the compensation for any full-time employees who were employed by us on December 31 but were not employed by us for all of 2019. To determine the median employee, we considered the total annual compensation for each of our associates as gross earnings.

After identifying the median employee based on the process described above, we calculated annual total compensation for the median employee using the same methodology we use for our NEOs as set forth in the 2019 Summary Compensation Table earlier in this Proxy Statement. The total annual compensation calculated for our CEO was $2,911,918 and for our median employee was $75,545. The resulting ratio for our CEO’s pay compared with the pay of our median employee for 2019 is 38.5 to 1.

BENEFICIAL OWNERSHIP

STOCK OWNERSHIP OF OUR DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table provides information, as of March 9, 2020, regarding the number and approximate percentage of shares of our common stock beneficially owned by (i) each of our directors, director nominees, and named executive officers and (ii) all of our directors and executive officers as a group. We calculated the approximate percentage of common stock ownership based upon the 43,027,622 shares of our common stock outstanding on March 9, 2020.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock Ownership
Directors
Gregory C. Branch(1)	2,255,177	5.2%
R. Daniel Peed(2)	17,311,136	40.2%
Alec L. Poitevint, II(3)	1,069,223	2.5%
Kern M. Davis, M.D.	263,538	*
Michael R. Hogan	89,603	*
William H. Hood, III(4)	714,620	1.7%
Sherrill W. Hudson	148,403	*
Patrick F. Maroney	8,750	*
Kent G. Whittemore(5)	289,845	*

Named Executive Officers
John L. Forney	293,140	*
B. Bradford Martz	116,032	*
Deepak Menon	148,911	*
Paul DiFrancesco	58,011	*
Scott St. John	40,037	*
Directors and Executive Officers as a Group (16 persons)	22,835,633	53.1%
*Represents less than 1%.

(1) Reflects 1,689,197 shares directly owned by Mr. Branch, 118,588 shares owned by an LLC, 407,392 shares owned by trusts and 40,000 shares owned by a foundation. Mr. Branch has voting power over the shares owned by the trusts and the foundation.
(2) Reflects 1,946,736 shares directly owned by Mr. Peed, 11,876,563 shares owned by Peed FLP1, Ltd. LLP, and 3,487,837 shares owned by Leah Anneberg Peed. Mr. Peed has voting power over the shares owned by Peed FLP1, Ltd. LLP and Leah Anneberg Peed.
(3) Reflects 554,466 shares directly owned by an incorporated company and 464,957 shares owned by an LP. Mr. Poitevint has voting and investment power over the securities held by both. Also, reflects 25,000 shares held directly by Mr. Poitevint, and 24,800 shares owned by family members.

(4) Reflects 689,191 shares owned by a trust, of which Mr. Hood is the trustee with voting and dispositive control. Also, reflects 25,429 shares held directly by Mr. Hood.
(5) Reflects 269,227 shares directly owned by Mr. Whittemore, and 20,618 shares held by family members.
The following table provides information, as of March 9, 2020, regarding the number and approximate percentage of shares of our common stock owned by each person known to us to beneficially own more than 5% of our outstanding shares of common stock. We calculated the approximate percentage of common stock ownership based upon the 43,027,622 shares of our common stock outstanding on March 9, 2020.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock Ownership
Leah Anneberg Peed(1) 20402 Hwy 249, Ste. 430 Houston, TX 77070	3,487,837	8.1%
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	3,465,462	8.1%

(1) This information is derived from a Schedule 13G filed by Leah Anneberg Peed on April 3, 2017. According to the Schedule 13G, Ms. Peed has the sole power to dispose of or direct the disposition of 3,487,837 shares of common stock and the shared power to vote or direct the vote of 3,487,837 shares of common stock. Mr. Peed has voting power over the shares owned by Ms. Peed, and such shares are included as shares beneficially owned by Mr. Peed in the table above.
(2) This information is derived from a Schedule 13G filed by BlackRock, Inc. on February 6, 2020. According to the Schedule 13G, BlackRock, Inc. has sole power to vote or direct the vote of 3,418,653 shares of common stock and the sole power to dispose of or direct the disposition of 3,465,462 shares of common stock.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors, our officers and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of such equity securities.

Based solely on our review of such filings and the written representations we received from our directors and officers, we believe that, during the fiscal year ended December 31, 2019, all Section 16(a) reports required to be filed by our directors, officers and greater than 10% beneficial owners were timely filed, with the exception of the following: one Form 4 for Dr. Davis filed on March 7, 2019 reporting one transaction; one Form 4 for each of Messrs. Forney, Martz, Menon, DiFrancesco, and St. John filed on April 5, 2019 reporting two transactions each; one Form 4 for each of Messrs. Forney, Martz, Menon, DiFrancesco, St. John, Griffith and Kalter filed on August 30, 2019 reporting one transaction each; one Form 4 for Mr. Whittemore filed on August 12, 2019 reporting one transaction; and one Form 4 for Mr. Hogan filed on August 28, 2019 reporting eight transactions.

POLICIES AND PROCEDURES REGARDING RELATED PERSON TRANSACTIONS

Our Board has adopted a Related Party Transaction Policy & Procedure, which is posted under the "Governance Documents" tab of our website at investors.upcinsurance.com. For purposes of our policy:

•
a "related party" means (i) any director, nominee for director or executive officer of the Company; (ii) any beneficial owner of more than 5% of the Company's voting securities; or (iii) an immediate family member of a director, nominee for director, executive officer, or beneficial owner of more than 5% of the Company's voting securities

•
a "related party transaction" means a transaction in which the Company or any of its subsidiaries was, is or is proposed to be a participant and in which any related party has, had or may have a direct or indirect material interest.

The related party, or the director, nominee, or executive officer who is an immediate family member of a related party, must notify our General Counsel of any interests such person had, has or may have in the related party transaction. Certain transactions will generally be deemed pre-approved under our policy, including transactions in the ordinary course of business that do not exceed $120,000 in any fiscal year and executive officer and director compensation arrangements approved by our Compensation and Benefits Committee. Except for certain enumerated pre-approved transactions, our General Counsel (or the Company's CFO, where our General Counsel has an interest in the related party transaction) shall notify our Audit Committee of any proposed related person transactions reported to him or her. The Audit Committee will consider all of the material facts and circumstances available regarding the related party transaction and will ratify, approve or disapprove the related party transaction based on factors it deems appropriate, including, among other factors, the benefits to our Company, the commercial reasonableness of the terms of the related party transaction, and its impact on director independence.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Since January 1, 2019, we have not been a participant in any related person transaction within the meaning of Item 404(a) of Regulation S-K, other than as follows.

AmRisc, a managing general agent, handles the underwriting, claims processing, premium collection and reinsurance review for AmCo. R. Daniel Peed, Vice Chairman of our Board of Directors, became Non-Executive Vice Chairman of AmRisc effective January 1, 2019 and resigned from this position effective December 31, 2019.
In accordance with the amended and restated managing agency contract with AmRisc, we recorded approximately $406,914,000 of gross written premiums for the year ended December 31, 2019, resulting in gross fees and commission (including a profit commission) of approximately $107,577,000, due to AmRisc. Receivables are stated net of the fees and commission due under the contract.
In addition to the direct premiums written, we recorded approximately $6,253,000 in ceded premiums to AmRisc as a reinsurance intermediary for the year ended December 31, 2019.
DEADLINE FOR THE SUBMISSION OF STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

If stockholders wish to include a proposal in our proxy statement and form of proxy relating to our 2021 annual meeting, we must receive a written copy of the proposal no later than December 16, 2020. Proposals must comply with the SEC proxy rules relating to stockholder proposals in order to be included in our proxy materials. All proposals should be submitted as described in the subsection entitled Contacting the Company.

Pursuant to our By-Laws, which were amended and restated in 2019 to, among other things, provide for advance notice procedures, stockholder proposals and nominations of directors intended to be presented at an annual meeting of stockholders, but not included in our proxy statement or form of proxy, must be received by the Corporate Secretary at the principal executive offices of the Company not less than 90 or more than 120 days prior to the anniversary date of the immediately preceeding annual meeting of stockholders. Accordingly, any stockholder proposals or nominations of directors intended to be presented at the 2021 annual meeting of stockholders of the Company must be received in writing by the Corporate Secretary at the Company's principal executive officers no later than February 4, 2021 and no earlier than January 5, 2021, and comply with the other requirements of our By-Laws. Any proposal submitted before or after those dates will be considered untimely. We encourage stockholders wishing to present such a proposal or nomination to contact us as described in the subsection entitled Contacting the Company.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

The SEC has adopted rules that permit companies and intermediaries, such as brokers and banks, to satisfy delivery requirements for our proxy statement and annual report with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, known as "householding," reduces costs associated with duplicate printings and mailings and means that we and some brokers will send only one copy of our annual report and proxy statement to stockholders who share the same address. Stockholders sharing the same address will continue to receive separate proxy cards.

If you own shares of our common stock in your own name and you want to receive separate copies of the annual report and proxy statement in the future, or if you receive multiple copies and want to receive only one copy, contact American Stock Transfer & Trust Company, LLC at (800) 937-5449 or 3201 15th Avenue, Brooklyn, NY 11219. If you hold shares of our common stock in street name and you want to receive separate copies of the annual report and proxy statement in the future, or if you receive multiple copies and want to receive only one copy, contact your broker, bank, or other nominee.

OTHER INFORMATION
Our 2019 Annual Report is being mailed to our stockholders together with this Proxy Statement. You can also request a copy, free of charge, by contacting us as described in the subsection entitled Contacting the Company. Stockholders can refer to the report for information about us and our performance.

Appendix A
United Insurance Holdings Corp.
2020 Omnibus Incentive Plan

1.	Purpose, Effective Date and Definitions.

(a)
Purpose. The United Insurance Holding Corp. 2020 Omnibus Incentive Plan has two complementary purposes: (i) to attract, retain, focus and motivate executives and other selected employees, directors, consultants and advisors and (ii) to increase shareholder value. The Plan will accomplish these objectives by offering participants the opportunity to acquire shares of the Company's common stock, receive monetary payments based on the value of such common stock or receive other incentive compensation on the terms that this Plan provides.

(b)	Effective Date. This Plan will become effective on the date on which the Plan is approved by the Company's shareholders (the “Effective Date”).

(c)	Definitions. Capitalized terms used and not otherwise defined in various sections of the Plan have the meanings given in Section 18.

2.	Administration.

(a)
Administration. In addition to the authority specifically granted to the Administrator in this Plan, the Administrator has full discretionary authority to administer this Plan, including but not limited to the authority to: (i) interpret the provisions of this Plan; (ii) prescribe, amend and rescind rules and regulations relating to this Plan; (iii) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan or such Award into effect; and (iv) make all other determinations necessary or advisable for the administration of this Plan. All Administrator determinations shall be made in the sole discretion of the Administrator and are final and binding on all interested parties.

Notwithstanding any provision of the Plan to the contrary, the Administrator shall have the discretion to grant an Award with any vesting condition, any vesting period or any performance period if the Award is granted to a newly hired or promoted Participant, or accelerate or shorten the vesting or performance period of an Award, in connection with a Participant's death, Disability, Retirement, failure of Non-Employee directors to be re-elected or termination by the Company or an Affiliate without Cause or a Change of Control.

(b)
Delegation to Other Committees or Officers. To the extent applicable law permits, the Board may delegate to another committee of the Board, or the Committee may delegate to one or more officers of the Company, any or all of their respective authority and responsibility as an Administrator of the Plan; provided that no such delegation is permitted with respect to Stock-based Awards made to Section 16 Participants at the time any such delegated authority or responsibility is exercised unless the delegation is to another committee of the Board consisting entirely of Non-Employee Directors. If the Board or the Committee has made such a delegation, then all references to the Administrator in this Plan include such other committee or one or more officers to the extent of such delegation.

(c)
No Liability; Indemnification. No member of the Board or the Committee, and no officer or member of any other committee to whom a delegation under Section 2(b) has been made, will be liable for any act done, or determination made, by the individual in good faith with respect to the Plan or any Award. The Company will indemnify and hold harmless each such individual as to any acts or omissions, or determinations made, with respect to this Plan or any Award to the maximum extent that the law and the Company's by-laws permit.

3.
Eligibility. The Administrator may designate any of the following as a Participant from time to time, to the extent of the Administrator's authority: any officer or other employee of the Company or its Affiliates; any individual that the Company or an Affiliate has engaged to become an officer or employee; any consultant or advisor who provides services to the Company or its Affiliates; or any Director, including a Non-Employee Director. The Administrator's granting of an Award to a Participant will not require the Administrator to grant an Award to such individual at any future time. The Administrator's granting of a particular type of Award to a Participant will not require the Administrator to grant any other type of Award to such individual.

4.	Types of Awards; Assistance to Participants.

(a)
Grants of Awards. Subject to the terms of this Plan, the Administrator may grant any type of Award to any Participant it selects, but only employees of the Company or a Subsidiary (that qualifies under Code Section 422) may receive grants of incentive stock options within the meaning of Code Section 422. Awards may be granted alone or in addition to, in tandem with, or (subject to the prohibition on repricing set forth in Section 14(e)) in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate, including the plan of an acquired entity).

(b)
Assistance. On such terms and conditions as shall be approved by the Administrator, the Company or any Subsidiary may directly or indirectly lend money to any Participant or other person to accomplish the purposes of the Plan, including to assist such Participant or other person to acquire Shares upon the exercise of Options, provided that such lending is not permitted to the extent it would violate terms of the Sarbanes-Oxley Act of 2002 or any other law, regulation or other requirement applicable to the Company or any Subsidiary.

5.	Shares Reserved under this Plan; Limitations on Awards.

(a)
Plan Reserve. Subject to adjustment as provided in Section 16, an aggregate of 2,000,000 Shares shall be reserved for issuance under this Plan. The Shares reserved for issuance may be either authorized and unissued Shares or shares reacquired at any time and now or hereafter held as treasury stock. The aggregate number of Shares reserved under this Section 5(a) shall be depleted by the maximum number of Shares, if any, that may be issuable under an Award as determined at the time of grant. Notwithstanding the foregoing, the number of Shares that may be issued upon the exercise of incentive stock options shall not exceed 2,000,000 Shares. For purposes of determining the aggregate number of Shares reserved for issuance under this Plan, any fractional Share shall be rounded to the next highest full Share.

(b)
Replenishment of Shares Under this Plan. If (i) an award granted under the Plan is forfeited, lapses, expires, terminates or is cancelled without the issuance of Shares under such award (whether due currently or on a deferred basis), or (ii) it is determined during or at the conclusion of the term of an award granted under the Plan that all or some portion of the Shares with respect to which such award was granted will not be issuable, or that other compensation with respect to the Shares covered by such award will not be payable, on the basis that the conditions for such issuance will not be satisfied, 7, then such Shares shall be recredited to the Plan's reserve and may again be used for new Awards under this Plan.

(c)
Minimum Vesting Requirements. No Award granted under the Plan shall become exercisable or vested, in part or in full, prior to the one-year anniversary of the date of grant; provided, however, that, such restriction shall not apply to Awards granted under this Plan with respect to the number of Shares that, in the aggregate, does not exceed five percent (5%) of the total number of Shares initially available for Awards under this Plan. This Section 5(d) shall not restrict the right of the Administrator to accelerate or continue the vesting or exercisability of an Award upon or after a Change in Control or termination of employment or otherwise pursuant to Section 2(a) of the Plan.

6.
Options. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each Option, including but not limited to: (a) whether the Option is an “incentive stock option” which meets the requirements of Code Section 422, or a “nonqualified stock option” which does not meet the requirements of Code Section 422; (b) the grant date, which may not be any day prior to the date that the Administrator approves the grant; (c) the number of Shares subject to the Option; (d) the exercise price, which may not be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant; (e) the terms and conditions of vesting and exercise; and (f) the term, except that an Option must terminate no later than ten (10) years after the date of grant. In all other respects, the terms of any incentive stock option should comply with the provisions of Code Section 422 except to the extent the Administrator determines otherwise. Except to the extent the Administrator determines otherwise, a Participant may exercise an Option in whole or part after the right to exercise the Option has accrued and become vested, provided that any partial exercise must be for one hundred (100) Shares or multiples thereof. If an Option that is intended to be an incentive stock option fails to meet the requirements thereof, the Option shall automatically be treated as a nonqualified stock option to the extent of such failure. Unless restricted by the Administrator, and subject to such procedures as the Administrator may specify, the payment of the exercise price of Options made be made by (w) delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, (x) by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price, (y) by surrendering the right to receive Shares otherwise deliverable to the Participant upon exercise of the Award having a Fair Market Value at the time of exercise equal to the total exercise price, or (z) by any combination of (w), (x) and/or (y). Except to the extent otherwise set forth in an Award agreement, a Participant shall have no rights as a holder of Stock as a result of the grant of an Option until the Option is exercised, the exercise price and applicable withholding taxes are paid and the Shares subject to the Option are issued thereunder.

7.
Stock Appreciation Rights. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each SAR, including but not limited to: (a) whether the SAR is granted independently of an Option or relates to an Option; (b) the grant date, which may not be any day prior to the date that the Administrator approves the grant; (c) the number of Shares to which the SAR relates; (d) the grant price, provided that the grant price shall not be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant; (e) the terms and conditions of exercise or maturity, including vesting; (f) the term, provided that an SAR must terminate no later than ten (10) years after the date of grant; and (g) whether the SAR will be settled in cash, Shares or a combination thereof. If an SAR is granted in relation to an Option, then unless otherwise determined by the Administrator, the SAR shall be exercisable or shall mature at the same time or times, on the same conditions and to the extent and in the proportion, that the related Option is exercisable and may be exercised or mature for all or part of the Shares subject to the related Option. Upon exercise of any number of SARs, the number of Shares subject to the related Option shall be reduced accordingly and such Option may not be exercised with respect to that number of Shares. The exercise of any number of Options that relate to an SAR shall likewise result in an equivalent reduction in the number of Shares covered by the related SAR.

8.
Performance and Stock Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Shares, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, including but not limited to: (a) the number of Shares and/or units to which such Award relates; (b) whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Administrator specifies; (c) whether the restrictions imposed on Restricted Stock or Restricted Stock Units shall lapse, and all or a portion of the Performance Goals subject to an Award shall be deemed achieved, upon a Participant's death, Disability or Retirement; (d) the length of the vesting and/or performance period and, if different, the date on which payment of the benefit provided under the Award will be made; (e) with respect to Performance Units, whether to measure the value of each unit in relation to a designated dollar value or the Fair Market Value of one or more Shares; and (f) with respect to Restricted Stock Units and Performance Units, whether to settle such Awards in cash, in Shares (including Restricted Stock), or a combination thereof.

9.
Annual Incentive Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of an Annual Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, and the timing of payment; provided that the Administrator must require that payment of all or any portion of the amount subject to the Annual Incentive Award is contingent on the achievement of one or more Performance Goals during the period the Administrator specifies, although the Administrator may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant's death, Disability or Retirement, or such other circumstances as the Administrator may specify.

10.
Long-Term Incentive Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of a Long-Term Incentive Award, including but not limited to the Performance Goals, performance period (which must be more than one year), the potential amount payable, and the timing of payment; provided that the Administrator must require that payment of all or any portion of the amount subject to the Long-

Term Incentive Award is contingent on the achievement of one or more Performance Goals during the period the Administrator specifies, although the Administrator may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant's death, Disability or Retirement, or such other circumstances as the Administrator may specify.

11.	Dividends and Dividend Equivalent Units.

(a)
Dividends on Restricted Stock. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Shares; provided, however, that any such dividend shall be deposited with the Company and shall be subject to the same restrictions as the Shares with respect to which such dividend was made.

(b)
Dividend Equivalents. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Dividend Equivalent Units, including but not limited to whether: (a) such Award will be granted in tandem with another Award; (b) payment of the Award will be made concurrently with dividend payments or credited to an account for the Participant which provides for the deferral of such amounts until a stated time; (c) the Award will be settled in cash or Shares; and (d) as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Administrator specifies; provided that Dividend Equivalent Units may not be granted in connection with an Option, Stock Appreciation Right or other “stock right” within the meaning of Code Section 409A; and provided further that no Dividend Equivalent Unit granted in tandem with another Award shall include vesting provisions more favorable to the Participant than the vesting provisions, if any, to which the tandem Award is subject.

12.
Other Stock-Based Awards. Subject to the terms of this Plan, the Administrator may grant to Participants other types of Awards, which may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, Shares, either alone or in addition to or in conjunction with other Awards, and payable in Stock or cash. Without limitation except as provided herein (and subject to the limitations of Section 14(e)), such Award may include the issuance of shares of unrestricted Stock, which may be awarded in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, as a bonus, or upon the attainment of Performance Goals or otherwise, or rights to acquire Stock from the Company. The Administrator shall determine all terms and conditions of the Award, including but not limited to, the time or times at which such Awards shall be made, and the number of Shares to be granted pursuant to such Awards or to which such Award shall relate.

13.
Restrictions on Transfer, Encumbrance and Disposition. No Award granted under this Plan may be sold, assigned, mortgaged, pledged, exchanged, hypothecated or otherwise transferred, or encumbered or disposed of, by a Participant other than by will or the laws of descent and distribution, and during the lifetime of the Participant such Awards may be exercised only by the Participant or the Participant's legal representative or by the permitted transferee of such Participant as hereinafter provided (or by the legal representative of such permitted transferee). Notwithstanding the foregoing, a Participant may transfer an Award if permitted by the Administrator. Subsequent transfers of transferred Awards are prohibited except transfers otherwise made in accordance with this Section 13. Any attempted transfer not permitted by this Section 13 shall be null and void and have no legal effect. The restrictions set forth in this Section 13, and any risk of forfeiture applicable to an Award, shall be enforceable against any transferee of an Award.

14.	Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.

(a)
Term of Plan. Unless the Board earlier terminates this Plan pursuant to Section 14(b), this Plan will terminate when all Shares reserved for issuance have been issued. If the term of this Plan extends beyond ten (10) years from the Effective Date, no incentive stock options may be granted after such time unless the shareholders of the Company have approved an extension of this Plan.

(b)	Termination and Amendment. The Board or the Administrator may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:

(i)
the Board must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) prior action of the Board, (B) applicable corporate law, or (C) any other applicable law;

(ii)
shareholders must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded, or (D) any other applicable law; and

(iii)
shareholders must approve any of the following Plan amendments: (A) an amendment to materially increase any number of Shares specified in Section 5(a) or the limits set forth in Section 5(c) (except as permitted by Section 16), [(B) an amendment to shorten the minimum vesting period required in Section 5(d),] or (C) an amendment that would diminish the protections afforded by Section 14(e).

(c)	Amendment, Modification, Cancellation and Disgorgement of Awards.

(i)
Except as provided in Section 14(e) and subject to the requirements of this Plan, the Administrator may modify, amend or cancel any Award, or waive any restrictions or conditions applicable to any Award or the exercise of the Award; provided that, except as otherwise provided in the Plan or the Award agreement, any modification or amendment that materially diminishes the rights of the Participant, or the cancellation of the Award, shall be effective only if agreed to by the Participant or any other person(s) as may then have an interest in the Award, but the Administrator need not obtain Participant (or other interested party) consent for the modification, amendment or cancellation of an Award pursuant to the provisions of subsection (ii) or Section 16 or as follows: (A) to the extent the Administrator deems such action necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded; (B) to the extent the Administrator deems necessary to preserve favorable accounting or tax treatment of any Award for the Company; or (C) to the extent the Administrator determines that such action does not materially and adversely affect the value of an Award or that such action is in the best interest of the affected Participant (or any other person(s) as may then have an interest in the Award). Notwithstanding the foregoing, unless determined otherwise by the Administrator, any such amendment shall be made in a manner that will enable an Award intended to be exempt from Code Section 409A to continue to be so exempt, or to enable an Award intended to comply with Code Section 409A to continue to so comply.

(ii)
Notwithstanding anything to the contrary in an Award agreement, the Administrator shall have full power and authority to terminate or cause the Participant to forfeit the Award, and require the Participant to disgorge to the Company any gains attributable to the Award, if the Participant engages in any action constituting, as determined by the Administrator in its discretion, Cause for termination, or a breach of any Award agreement or any other agreement between the Participant and the Company or an Affiliate concerning noncompetition, nonsolicitation, confidentiality, trade secrets, intellectual property, nondisparagement or similar obligations.

(iii)
Any Awards granted pursuant to this Plan, and any Stock issued or cash paid pursuant to an Award, shall be subject to any recoupment or clawback policy that is adopted by, or any recoupment or similar requirement otherwise made applicable by law, regulation or listing standards to, the Company from time to time.

(d)
Survival of Authority and Awards. Notwithstanding the foregoing, the authority of the Board and the Administrator under this Section 14 and to otherwise administer the Plan with respect to then-outstanding Awards will extend beyond the date of this Plan's termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

(e)
Repricing and Backdating Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided for in Section 16, neither the Administrator nor any other person may (i) amend the terms of outstanding Options or SARs to reduce the exercise or grant price of such outstanding Options or SARs; (ii) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise or grant price that is less than the exercise or grant price of the original Options or SARs; or (iii) cancel outstanding Options or SARs with an exercise or grant price above the current Fair Market Value of a Share in exchange for cash or other securities. In addition, the Administrator may not make a grant of an Option or SAR with a grant date that is effective prior to the date the Administrator takes action to approve such Award.

(f)
Foreign Participation. To assure the viability of Awards granted to Participants employed or residing in foreign countries, the Administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, accounting or custom. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Administrator approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country. In addition, all such supplements, amendments, restatements or alternative versions must comply with the provisions of Section 14(b)(ii).

(g)	Code Section 409A. The provisions of Code Section 409A are incorporated herein by reference to the extent necessary for any Award that is subject to Code Section 409A to comply therewith.

15.	Taxes.

(a)
Withholding. In the event the Company or one of its Affiliates is required to withhold any Federal, state or local taxes or other amounts in respect of any income recognized by a Participant as a result of the grant, vesting, payment or settlement of an Award or disposition of any Shares acquired under an Award, the Company or its Affiliate may deduct (or require an Affiliate to deduct) from any cash payments of any kind otherwise due the Participant, or with the consent of the Administrator, Shares otherwise deliverable or vesting under an Award, to satisfy such tax or other obligations. Alternatively, the Company or its Affiliate may require such Participant to pay to the Company or its Affiliate, in cash, promptly on demand, or make other arrangements satisfactory to the Company or its Affiliate regarding the payment to the Company or its Affiliate of the aggregate amount of any such taxes and other amounts. If Shares are deliverable upon exercise or payment of an Award, then, unless restricted by the Administrator and subject to such procedures as the Administrator may specify, a Participant may satisfy all or a portion of the Federal, state and local withholding tax obligations arising in connection with such Award by electing to (i) have the Company or its Affiliate withhold Shares otherwise issuable under the Award, (ii) tender back Shares received in connection with such Award or (iii) deliver other previously owned Shares; provided that the amount to be withheld may not exceed the amount determined by applying the maximum individual statutory tax rate in the employee’s applicable jurisdiction; provided that the Company shall be permitted to limit the number of shares so withheld to a lesser number if necessary, in the judgment of the Administrator, to avoid adverse accounting consequences or for administrative convenience. If an election is provided, the election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Administrator requires. In any case, the Company and its Affiliates may defer making payment or delivery under any Award if any such tax may be pending unless and until indemnified to its satisfaction.

(b)
No Guarantee of Tax Treatment. Notwithstanding any provisions of the Plan, the Company does not guarantee to any Participant or any other Person with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, or (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate be required to indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

16.	Adjustment Provisions; Change of Control.

(a)
Adjustment of Shares. If: (i) the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged; (ii) the Company shall subdivide or combine the Shares or the Company shall declare a dividend payable in Shares, other securities (other than stock purchase rights issued pursuant to a shareholder rights agreement) or other property; (iii) the Company shall effect a cash dividend the amount of which, on a per Share basis, exceeds ten percent (10%) of the Fair Market Value of a Share at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares; or (iv) any other event shall occur, which, in the case of this clause (iv), in the judgment of the Administrator necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Administrator shall, in such manner as it may deem equitable to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, adjust as applicable: (A) the number and type of Shares subject to this Plan (including the number and type of Shares described in Sections 5(a) and (b)) and which may after the event be made the subject of Awards; (B) the number and type of Shares subject to outstanding Awards; (C) the grant, purchase, or exercise price with respect to any Award; and (D) the Performance Goals of an Award. In any such case, the Administrator may also (or in lieu of the foregoing) make provision for a cash payment to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of an Award) in an amount determined by the Administrator effective at such time as the Administrator specifies (which may be the time such transaction or event is effective). However, in each case, with respect to Awards of incentive stock options, no such adjustment may be authorized to the extent that such authority would cause this Plan to violate Code Section 422(b). Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number. In any event, previously granted Options or SARs are subject to only such adjustments as are necessary to maintain the relative proportionate interest the Options and SARs represented immediately prior to any such event and to preserve, without exceeding, the value of such Options or SARs.

Without limitation, in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a Change of Control (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Administrator may substitute, on an equitable basis as the Administrator determines, for each Share then subject to an Award and the Shares subject to this Plan (if the Plan will continue in effect), the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction.
Notwithstanding the foregoing, in the case of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the Shares (including a reverse stock split), if no action is taken by the Administrator, adjustments contemplated by this subsection that are proportionate shall nevertheless automatically be made as of the date of such stock dividend or subdivision or combination of the Shares.

(b)
Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Administrator may authorize the issuance or assumption of awards under this Plan upon such terms and conditions as it may deem appropriate.

(c)
Change of Control. Unless otherwise expressly provided in an Award agreement or another contract, including an employment agreement, or under the terms of a transaction constituting a Change of Control, the Administrator may provide for the acceleration of the vesting or earning and, if applicable, exercisability of any outstanding Award, or portion thereof, or the lapsing of any conditions or restrictions on or the time for payment in respect of any outstanding Award, or portion thereof, upon a Change of Control or the termination of the Participant's employment following a Change of Control. In addition, unless otherwise expressly provided in an Award agreement or another contract, including an employment agreement, or under the terms of a transaction constituting a Change of Control, without limitation of the foregoing, the Administrator may provide that any or all of the following shall occur in connection with a Change of Control: (a) the substitution for the Shares subject to any outstanding Award, or portion thereof, of stock or other securities of the surviving corporation or any successor corporation to the Company, or a parent or subsidiary thereof, in which event the aggregate purchase or exercise price, if any, of such Award, or portion thereof, shall remain the same, (b) the conversion of any outstanding Award, or portion thereof, into a right to receive cash or other property upon or following the consummation of the Change of Control in an amount equal to the value of the consideration to be received by holders of Shares in connection with such transaction for one Share, less the per share purchase or exercise price of such Award, if any, multiplied by the number of Shares subject to such Award, or a portion thereof, (c) acceleration of the vesting (and, as applicable, the exercisability) of any and/or all outstanding Awards, (d) the cancellation of any outstanding and unexercised Awards upon or following the consummation of the Change of Control (without the consent of an Award holder or any person with an interest in an Award), (e) in the case of Options or SARs, the cancellation of all outstanding Options or SARs in exchange for a cash payment equal to the excess of the Change of Control Price over the exercise price of the Shares subject to such Option or SAR upon the Change of Control (or for no cash payment if such excess is zero), and/or (f) the cancellation of any Awards in exchange for a cash payment based on the value of the Award as of the date of the Change of Control (or for no payment if the Award has no value).

For purposes of this Section 16, the “value” of a Performance Share shall be equal to, and the “value” of a Performance Unit for which the value is equal to the Fair Market Value of Shares shall be based on, the Change of Control Price. Notwithstanding anything to the contrary in this Section 16(c), the terms of any Awards that are subject to Code Section 409A shall govern the treatment of such Awards upon a Change of Control, and the terms of this Section 16(c) shall not apply, to the extent required for such Awards to remain compliant with Code Section 409A, as applicable.

(d)	Application of Limits on Payments.

(i)
Determination of Cap or Payment. Except to the extent the Participant has in effect an employment or similar agreement with the Company or any Affiliate or is subject to a policy that provides for a more favorable result to the Participant upon a Change of Control, if any payments or benefits paid by the Company pursuant to this Plan, including any accelerated vesting or similar provisions (“Plan Payments”), would cause some or all of the Plan Payments in conjunction with any other payments made to or benefits received by a Participant in connection with a Change of Control (such payments or benefits, together with the Plan Payments, the “Total Payments”) to be subject to the tax (“Excise Tax”) imposed by Code Section 4999 but for this Section 16(d), then, notwithstanding any other provision of this Plan to the contrary, the Total Payments shall be delivered either (A) in full or (B) in an amount such that the value of the aggregate Total Payments that the Participant is entitled to receive shall be One Dollar ($1.00) less than the maximum amount that the Participant may receive without being subject to the Excise Tax, whichever of (A) or (B) results in the receipt by the Participant of the greatest benefit on an after-tax basis (taking into account applicable federal, state and local income taxes and the Excise Tax).

(ii)	Procedures.

(A)
If a Participant or the Company believes that a payment or benefit due the Participant will result in some or all of the Total Payments being subject to the Excise Tax, then the Company, at its expense, shall obtain the opinion (which need not be unqualified) of nationally recognized tax counsel (“National Tax Counsel”) selected by the Company (which may be regular outside counsel to the Company), which opinion sets forth (1) the amount of the Base Period Income (as defined below), (2) the amount and present value of the Total Payments, (3) the amount and present value of any excess parachute payments determined without regard to any reduction of Total Payments pursuant to Section 16(d)(i)(B), and (4) the net after-tax proceeds to the Participant, taking into account applicable federal, state and local income taxes and the Excise Tax if (x)

the Total Payments were delivered in accordance with Section 16(d)(i)(A) or (y) the Total Payments were delivered in accordance with Section 16(d)(i)(B). The opinion of National Tax Counsel shall be addressed to the Company and the Participant and shall be binding upon the Company and the Participant. If such National Tax Counsel opinion determines that Section 16(d)(i)(B) applies, then the Plan Payments or any other payment or benefit determined by such counsel to be includable in the Total Payments shall be reduced or eliminated so that under the bases of calculations set forth in such opinion there will be no excess parachute payment. In such event, payments or benefits included in the Total Payments shall be reduced or eliminated by applying the following principles, in order: (1) the payment or benefit with the higher ratio of the parachute payment value to present economic value (determined using reasonable actuarial assumptions) shall be reduced or eliminated before a payment or benefit with a lower ratio; (2) the payment or benefit with the later possible payment date shall be reduced or eliminated before a payment or benefit with an earlier payment date; and (3) cash payments shall be reduced prior to non-cash benefits; provided that if the foregoing order of reduction or elimination would violate Code Section 409A, then the reduction shall be made pro rata among the payments or benefits included in the Total Payments (on the basis of the relative present value of the parachute payments).

(B)
For purposes of this Section 16: (1) the terms “excess parachute payment” and “parachute payments” shall have the meanings given in Code Section 280G and such “parachute payments” shall be valued as provided therein; (2) present value shall be calculated in accordance with Code Section 280G(d)(4); (3) the term “Base Period Income” means an amount equal to the Participant's “annualized includible compensation for the base period” as defined in Code Section 280G(d)(1); (4) for purposes of the opinion of National Tax Counsel, the value of any noncash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Code Sections 280G(d)(3) and (4); and (5) the Participant shall be deemed to pay federal income tax and employment taxes at the highest marginal rate of federal income and employment taxation, and state and local income taxes at the highest marginal rate of taxation in the state or locality of the Participant's domicile, net of the maximum reduction in federal income taxes that may be obtained from the deduction of such state and local taxes.

(C)
If National Tax Counsel so requests in connection with the opinion required by this Section 16(d)(ii), the Company shall obtain, at the Company's expense, and the National Tax Counsel may rely on, the advice of a firm of recognized executive compensation consultants as to the reasonableness of any item of compensation to be received by the Participant solely with respect to its status under Code Section 280G.

(D)
The Company agrees to bear all costs associated with, and to indemnify and hold harmless the National Tax Counsel from, any and all claims, damages and expenses resulting from or relating to its determinations pursuant to this Section 16, except for claims, damages or expenses resulting from the gross negligence or willful misconduct of such firm.

(E)
This Section 16 shall be amended to comply with any amendment or successor provision to Code Section 280G or Code Section 4999. If such provisions are repealed without successor, then this Section 16 shall be cancelled without further effect.

17.	Miscellaneous.

(a)
Other Terms and Conditions. The Administrator may provide in any Award agreement such other provisions (whether or not applicable to the Award granted to any other Participant) as the Administrator determines appropriate to the extent not otherwise prohibited by the terms of the Plan.

(b)
Employment and Service. The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate, or the right to continue as a Director. Unless determined otherwise by the Administrator, for purposes of the Plan and all Awards, the following rules shall apply:

(i)	a Participant who transfers employment between the Company and its Affiliates, or between Affiliates, will not be considered to have terminated employment;

(ii)
a Participant who ceases to be a Non-Employee Director because he or she becomes an employee of the Company or an Affiliate shall not be considered to have ceased service as a Director with respect to any Award until such Participant's termination of employment with the Company and its Affiliates;

(iii)
a Participant who ceases to be employed by the Company or an Affiliate and immediately thereafter becomes a Non-Employee Director, a non-employee director of an Affiliate, or a consultant to the Company or any Affiliate shall not be considered to have terminated employment until such Participant's service as a director of, or consultant to, the Company and its Affiliates has ceased; and

(iv)	a Participant employed by an Affiliate will be considered to have terminated employment when such entity ceases to be an Affiliate.

Notwithstanding the foregoing, for purposes of an Award that is subject to Code Section 409A, if a Participant's termination of employment or service triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated employment or service upon his or her “separation from service” within the meaning of Code Section 409A. Notwithstanding any other provision in this Plan or an Award to the contrary, if any Participant is a “specified employee” within the meaning of Code Section 409A as of the date of his or her “separation from service” within the meaning of Code Section 409A, then, to the extent required by Code Section 409A, any payment made to the Participant on account of such separation from service shall not be made before a date that is six months after the date of the separation from service.

(c)
No Fractional Shares. No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Administrator may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

(d)
Unfunded Plan; Awards Not Includable for Benefits Purposes. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan's benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company's general unsecured creditors. Income recognized by a Participant pursuant to an Award shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended) or group insurance or other benefit plans applicable to the Participant which are maintained by the Company or any Affiliate, except as may be provided under the terms of such plans or determined by resolution of the Board.

(e)
Requirements of Law and Securities Exchange. The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any award agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchanges.

(f)
Governing Law; Venue. This Plan, and all agreements under this Plan, will be construed in accordance with and governed by the laws of the State of Delaware, without reference to any conflict of law principles. Any legal action or proceeding with respect to this Plan, any Award or any award agreement, or for recognition and enforcement of any judgment in respect of this Plan, any Award or any award agreement, may only be brought and determined in (i) a court sitting in the State of Delaware, and (ii) a “bench” trial, and any party to such action or proceeding shall agree to waive its right to a jury trial.

(g)
Limitations on Actions. Any legal action or proceeding with respect to this Plan, any Award or any award agreement, must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.

(h)
Construction. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Titles of sections are for general information only, and this Plan is not to be construed with reference to such titles.

(i)
Severability. If any provision of this Plan or any award agreement or any Award (a) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (b) would disqualify this Plan, any award agreement or any Award under any law the Administrator deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of this Plan, award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such award agreement and such Award will remain in full force and effect.

18.	Definitions. Capitalized terms used in this Plan or any Award agreement have the following meanings, unless the Award agreement otherwise provides:

(a)
“Administrator” means the Committee; provided that, to the extent the Board has retained authority and responsibility as an Administrator of the Plan, the term “Administrator” shall also mean the Board or, to the extent the Committee has delegated authority and responsibility as an Administrator of the Plan to one or more officers of the Company as permitted by Section 2(b), the term “Administrator” shall also mean such officer or officers.

(b)
“Affiliate” shall have the meaning given in Rule 12b-2 under the Exchange Act. Notwithstanding the foregoing, for purposes of determining those individuals to whom an Option or Stock Appreciation Right may be granted, the term “Affiliate” means any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with, the Company within the meaning of Code Sections 414(b) or (c); provided that, in applying such provisions, the phrase “at least 20 percent” shall be used in place of “at least 80 percent” each place it appears therein.

(c)
“Award” means a grant of Options, Stock Appreciation Rights, Performance Shares, Performance Units, Restricted Stock, Restricted Stock Units, Shares, an Annual Incentive Award, a Long-Term Incentive Award, Dividend Equivalent Units or any other type of award permitted under the Plan.

(d)	“Board” means the Board of Directors of the Company.

(e)
“Change of Control” means the first to occur of the following with respect to the Company or any upstream holding company (which, for purposes of this definition, shall be included in references to “the Company”):

(i)	Any “Person,” as that term is defined in Sections 13(d) and 14(d) of the Exchange Act, but excluding the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “Beneficial Owner” (as that term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or

(ii)
The Company is merged or consolidated with any other corporation or other entity, other than: (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (B) the Company engages in a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “Person” (as defined above) acquires fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities. Notwithstanding the foregoing, a merger or consolidation involving the Company shall not be considered a “Change of Control” if the Company is the surviving corporation and shares of the Stock are not converted into or exchanged for stock or securities of any other corporation, cash or any other thing of value, unless persons who beneficially owned shares of the Stock outstanding immediately prior to such transaction own beneficially less than a majority of the outstanding voting securities of the Company immediately following the merger or consolidation;

(iii)
The Company or any Affiliate sells, assigns or otherwise transfers assets in a transaction or series of related transactions, if the aggregate market value of the assets so sold, assigned or otherwise transferred exceeds fifty percent (50%) of the Company's consolidated book value, determined by the Company in accordance with generally accepted accounting principles, measured at the time at which such transaction occurs or the first of such series of related transactions occurs; provided that such a transfer effected pursuant to a spin-off or split-up where shareholders of the Company retain ownership of the transferred assets proportionate to their pro rata ownership interest in the Company shall not be deemed a “Change of Control”

(iv)	The Company dissolves and liquidates substantially all of its assets; or

(v)
At any time after the Effective Date when the “Continuing Directors” cease to constitute a majority of the Board. For this purpose, a “Continuing Director” shall mean: (A) the individuals who, at the Effective Date, constitute the Board; and (B) any new Directors (other than Directors designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (ii), or (iii) of this definition) whose appointment to the Board or nomination for election by Company shareholders was approved by a vote of at least two-thirds of the then-serving Continuing Directors.

If an Award is considered deferred compensation subject to the provisions of Code Section 409A, then the Administrator may include an amended definition of “Change of Control” in the Award agreement issued with respect to such Award as necessary to comply with, or as necessary to permit a deferral under, Code Section 409A.

(f)
“Change of Control Price” means the highest of the following: (i) the Fair Market Value of the Shares, as determined on the date of the Change of Control; (ii) the highest price per Share paid in the Change of Control transaction; or (iii) the Fair Market Value of the Shares, calculated on the date of surrender of the relevant Award in accordance with Section 16(c), but this clause (iii) shall not apply if in the Change of Control transaction, or pursuant to an agreement to which the Company is a party governing the Change of Control transaction, all of the Shares are purchased for and/or converted into the right to receive a current payment of cash and no other securities or other property.

(g)	“Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

(h)
“Committee” means the Compensation and Benefits Committee of the Board, or such other committee of the Board that is designated by the Board with the same or similar authority. The Committee shall consist only of Non-Employee Directors to the extent necessary for the Plan to comply with Rule 16b-3 promulgated under the Exchange Act or any successor rule.

(i)	“Company” means United Insurance Holding Corp., a Delaware corporation, or any successor thereto.

(j)	“Director” means a member of the Board; “Non-Employee Director” means a Director who is not also an employee of the Company or its Subsidiaries.

(k)	“Dividend Equivalent Unit” means the right to receive a payment, in cash or Shares, equal to the cash dividends or other distributions paid with respect to a Share as described in Section 11(b).

(l)
“Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

(m)
“Fair Market Value” means, per Share on a particular date, the last sales price on such date on the national securities exchange on which the Stock is then traded, as reported in The Wall Street Journal, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale on such exchange. If the Shares are not listed on a national securities exchange, but are traded in an over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the closing bid and asked prices) for the Shares on the particular date, or on the last preceding date on which there was a sale of Shares on that market, will be used.

If the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Administrator, in its discretion, will be used. If an actual sale of a Share occurs on the market, then the Company may consider the sale price to be the Fair Market Value of such Share.

(n)	“Option” means the right to purchase Shares at a stated price for a specified period of time.

(o)	“Participant” means an individual selected by the Administrator to receive an Award.

(p)
“Performance Goals” means any goals the Administrator establishes that relate to one or more of the following with respect to the Company or any one or more of its Subsidiaries, Affiliates or other business units, including without limitation any of the following: gross premiums written; gross premiums earned; net premiums written; net premiums earned; modeled probable maximum loss (“PML”); PML to premium ratios; modeled average annual loss (“AAL”); AAL to premium ratios; reinsurance costs; book value; revenue; cash flow; total shareholder return; dividends; debt; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; ratio of debt to debt plus equity; profit before tax; gross profit; net profit; net operating profit; net operating profit after taxes; net sales; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; Fair Market Value of Shares; basic earnings per share; diluted earnings per share; return on shareholder equity; return on average equity; return on average total capital employed; return on net assets employed before interest and taxes; economic value added; return on year-end equity; capital; cost of capital; cost of equity; cost of debt; taxes; market share; operating ratios; loss ratio, gross (losses and loss adjustment expenses relative to gross premiums earned); loss ratio, net (losses and loss adjustment expenses relative to net premiums earned); expense ratio (sum of all operating expenses less interest expense relative to net premiums earned); combined ratio (loss ratio, net plus the expense ratio; customer satisfaction; customer retention; customer loyalty; strategic business criteria based on meeting specified revenue goals; market penetration goals; investment performance goals; business expansion goals or cost targets; accomplishment of mergers, acquisitions, dispositions or similar extraordinary business transactions; profit returns and margins; financial return ratios; market performance and/or risk-based capital goals or returns or a combination of the foregoing. As to each Performance Goal, the relevant measurement of performance shall be computed in accordance with generally accepted accounting principles to the extent applicable, but, unless otherwise determined by the Administrator, will exclude the effects of the following: (i) charges for reorganizing and restructuring; (ii) discontinued operations; (iii) asset write-downs; (iv) gains or losses on the disposition of a business; (v) changes in tax or accounting principles, regulations or laws; (vi) mergers, acquisitions, dispositions or recapitalizations; (vii) impacts on interest expense, preferred dividends and share dilution as a result of debt and capital transactions; (viii) extraordinary, unusual and/or non-recurring items of income, expense, gain or loss, as determined by the Administrator; (ix) realized capital gains and losses except for periodic settlements and accruals on non-hedge derivative instruments;(x) valuation changes on imbedded derivatives that are not hedged; (xi) after tax effect of catastrophe losses; (xii) any settlement, award or claim paid as a result of lawsuits or other proceedings brought against the Company or any one or more of its Subsidiaries or Affiliates regarding the scope and nature of coverage provided under an insurance policy issued by such company; and (xiii) assessments imposed by the Florida Insurance Guaranty Association and similar governmental or regulatory bodies. In addition, the Administrator may appropriately adjust any evaluation of performance under a Performance Goal to reflect any extraordinary or unforeseeable events that occur during a performance period, including without limitation any of the following: (i) litigation, claims, judgments or settlements; (ii) the effects of changes in other laws or regulations affecting reported results; and (iii) accruals of any amounts for payment under this Plan or any other compensation arrangements maintained by the Company. Where applicable, the Performance Goals may be expressed, without limitation, in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers, averages and/or percentages) in the particular criterion or achievement in relation to a peer group or other index. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).

(q)	“Performance Shares” means the right to receive Shares to the extent Performance Goals are achieved (or other requirements are met) as described in Section 8.

(r)
“Performance Unit” means the right to receive a cash payment and/or Shares valued in relation to a unit that has a designated dollar value or the value of which is equal to the Fair Market Value of one or more Shares, to the extent Performance Goals are achieved (or other requirements are met) as described in Section 8.

(s)
“Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, or any group of Persons acting in concert that would be considered “persons acting as a group” within the meaning of Treas. Reg. § 1.409A-3(i)(5).

(t)	“Plan” means this United Insurance Holding Corp. 2020 Omnibus Incentive Plan, as may be amended from time to time.

(u)	“Restricted Stock” means a Share that is subject to a risk of forfeiture or restrictions on transfer, or both a risk of forfeiture and restrictions on transfer, as described in Section 8.

(v)
“Restricted Stock Unit” means the right to receive a cash payment and/or Shares equal to the Fair Market Value of one Share that is subject to a risk of forfeiture or restrictions on transfer, or both a risk of forfeiture and restrictions on transfer, as described in Section 8.

(w)	“Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.

(x)	“Share” means a share of Stock.

(y)	“Stock” means the Common Stock, par value $0.0001, of the Company.

(z)
“Stock Appreciation Right” or “SAR” means the right to receive cash, and/or Shares with a Fair Market Value, equal to the appreciation of the Fair Market Value of a Share during a specified period of time.

(aa)
“Subsidiary” means any corporation, limited liability company or other limited liability entity in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entities in the chain) owns the stock or equity interest possessing more than fifty percent (50%) of the total combined voting power of all classes of stock or other equity interests in one of the other entities in the chain.

ANNUAL MEETING OF STOCKHOLDERS OF

UNITED INSURANCE HOLDINGS CORP.

May 5, 2020

GO GREEN
e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY
MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 5, 2020.
To access the Company's Proxy Statement for the 2020 Annual Meeting of
Stockholders, and the Company's 2019 Annual Report, visit:
http://www.proxydocs.com/UIHC

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

THE BOARD RECOMMENDS A VOTE "FOR" ALL OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1, AND "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
			1	Election of Directors		FOR	AGAINST	ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES LISTED, FOR THE APPROVAL OF UNITED INSURANCE HOLDINGS CORP.'S 2020 OMNIBUS INCENTIVE PLAN AND FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2020, AND WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES UPON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING. THE BOARD OF DIRECTORS IS NOT AWARE OF ANY MATTER WHICH IS TO BE PRESENTED FOR ACTION AT THE MEETING OTHER THAN THE MATTERS SET FORTH HEREIN.

				Alec L. Poitevint, II	Class B Nominee	☐	☐	☐

				Kern M. Davis, M.D.	Class B Nominee	☐	☐	☐

				William H. Hood, III	Class B Nominee	☐	☐	☐

				Sherrill W. Hudson	Class B Nominee	☐	☐	☐

				Patrick F. Maroney	Class B Nominee	☐	☐	☐

			2	Approval of United Insurance Holdings Corp.'s 2020 Omnibus Incentive Plan.		☐	☐	☐

			3	Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020.		☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:			Signature of Stockholder		Date:
Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized signer.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
May 5, 2020
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Paul DiFrancesco and Brad Kalter as Proxies of the undersigned, with full power of substitution, and hereby authorizes Mr. DiFrancesco and Mr. Kalter to represent and to vote, as designated on the reverse side and in their discretion and upon any other business that may properly come before the meeting, all of the shares of common stock of United Insurance Holdings Corp. held of record by the undersigned on March 9, 2020, at the Annual Meeting of Stockholders of United Insurance Holdings Corp., to be held live via webcast at www.proxydocs.com/UIHC on Tuesday, May 5, 2020 at 1:00 p.m. Eastern Time, or at any postponement or adjournment thereof.

PLEASE COMPLETE, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF
UNITED INSURANCE HOLDINGS CORP.

May 5, 2020

PROXY VOTING INSTRUCTIONS

INTERNET - Access "www.voteproxy.com" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page

Vote online until 11:59 PM EDT the day before the meeting.
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.	COMPANY NUMBER

VIRTUAL MEETING ACCESS - Register by May 1, 2020 at 5:00 PM ET at www.proxydocs.com/UIHC.	ACCOUNT NUMBER

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY
MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 5, 2020.
To access the Company's Proxy Statement for the 2020 Annual Meeting of
Stockholders, and the Company's 2019 Annual Report, visit: http://www.proxydocs.com/UIHC
ê Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. ê

THE BOARD RECOMMENDS A VOTE "FOR" ALL OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1, AND "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
			1	Election of Directors		FOR	AGAINST	ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES LISTED, FOR THE APPROVAL OF UNITED INSURANCE HOLDINGS CORP.'S 2020 OMNIBUS INCENTIVE PLAN AND FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2020, AND WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES UPON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING. THE BOARD OF DIRECTORS IS NOT AWARE OF ANY MATTER WHICH IS TO BE PRESENTED FOR ACTION AT THE MEETING OTHER THAN THE MATTERS SET FORTH HEREIN.

				Alec L. Poitevint, II	Class B Nominee	☐	☐	☐

				Kern M. Davis, M.D.	Class B Nominee	☐	☐	☐

				William H. Hood, III	Class B Nominee	☐	☐	☐

				Sherrill W. Hudson	Class B Nominee	☐	☐	☐

				Patrick F. Maroney	Class B Nominee	☐	☐	☐

			2	Approval of United Insurance Holdings Corp.'s 2020 Omnibus Incentive Plan.		☐	☐	☐

			3	Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020.		☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:			Signature of Stockholder		Date:
Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized signer.